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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.          )

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Filed by a Party other than the Registrant ☐
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☐	Preliminary Proxy Statement
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☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material under §240.14a-12

Dynegy Inc.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
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April 11, 2014

To our stockholders:

        It is my pleasure to invite you to attend the 2014 Annual Meeting of stockholders of Dynegy Inc., which will be held on May 29, 2014, at 10:00 a.m., Central Time. You will be able to attend the 2014 Annual Meeting, vote, and submit your questions during the meeting via live webcast through the link www.virtualshareholdermeeting.com/DYN14. You will need the 12-digit control number included with these proxy materials to attend the Annual Meeting. Only persons who were stockholders of record at the close of business on March 31, 2014 are entitled to notice of, and to vote at, the Annual Meeting.

        We intend to take advantage of the Securities and Exchange Commission rules that allow issuers to furnish proxy materials to their stockholders over the internet. We believe that these rules allow us to provide our stockholders with the information they desire, while lowering costs of delivery and reducing the environmental impact of our Annual Meeting.

        As Dynegy stockholders, your vote is important; please vote your shares as soon as possible.    You may vote your shares by internet or telephone (or, if you received a printed set of materials by mail, by returning the accompanying proxy card). Voting in advance of the meeting will not deprive you of your right to participate in the virtual meeting and to vote your shares during the live webcast if you so choose.

Sincerely,

Pat Wood III
 Chairman of the Board

 NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD MAY 29, 2014

To our stockholders:

        NOTICE IS HEREBY GIVEN, that the 2014 Annual Meeting of Stockholders of Dynegy Inc., a Delaware corporation, will be held on May 29, 2014 at 10:00 a.m., Central Time via live webcast through the link www.virtualshareholdermeeting.com/DYN14. You will need the 12-digit control number provided on the Notice of Internet Availability of Proxy Materials or your proxy card (if applicable).

        The Annual Meeting is being held for the following purposes:

  1.
  To elect seven directors to serve until the 2015 Annual Meeting of Stockholders;

  2.
  To approve, on an advisory basis, the compensation of Dynegy's named executive officers as described in this proxy statement; and

  3.
  To act upon a proposal to ratify the appointment of Ernst & Young LLP as Dynegy's independent registered public accountants for the fiscal year ending December 31, 2014.

        Additionally, if needed, the stockholders may act upon any other matters that may properly come before the meeting (including a proposal to adjourn the meeting to solicit additional proxies) or any reconvened meeting after an adjournment or postponement of the meeting.

        The close of business on March 31, 2014 has been fixed as the record date for the determination of stockholders entitled to receive notice of and to vote at the Annual Meeting and any reconvened meeting after an adjournment or postponement of the meeting.

        You are cordially invited to attend the meeting. PLEASE VOTE AS SOON AS POSSIBLE.

By Order of the Board of Directors,

Kelly D. Tlachac Corporate Secretary

April 11, 2014

DYNEGY INC.
601 Travis, Suite 1400
Houston, Texas 77002
(713) 507-6400

PROXY STATEMENT

 GENERAL INFORMATION

Why am I receiving these materials?

        The Board of Directors of Dynegy Inc., or the Board, has made these materials available to you over the internet, or has delivered printed versions of these materials to you by mail, in connection with the Board's solicitation of proxies for use at the 2014 Annual Meeting of Stockholders, or the Annual Meeting. The Annual Meeting is scheduled to be held on Thursday, May 29, 2014 at 10:00 a.m., Central Time, via live webcast through the link www.virtualshareholdermeeting.com/DYN14. You will need the 12-digit control number provided on the Notice of Internet Availability of Proxy Materials or your proxy card (if applicable). This solicitation is for proxies for use at the Annual Meeting or at any reconvened meeting after an adjournment or postponement of the Annual Meeting.

What is included with these materials?

        These materials include our proxy statement for the Annual Meeting and our 2013 Annual Report to Stockholders, or Annual Report, which includes our audited consolidated financial statements. If you received printed versions of these materials, a proxy card for the Annual Meeting is also included.

What items will be voted on at the Annual Meeting?

        There are three items that will be voted on at the Annual Meeting:

  1.
  The election of seven directors to serve until the 2015 Annual Meeting of Stockholders;

  2.
  A proposal to approve, on an advisory basis, the compensation of Dynegy's named executive officers as described in this proxy statement; and

  3.
  A proposal to ratify the appointment of Ernst & Young LLP as Dynegy's independent registered public accountants for the fiscal year ending December 31, 2014.

        Additionally, if needed, the stockholders may act upon any other matters that may properly come before the meeting (including a proposal to adjourn the meeting to solicit additional proxies) or any reconvened meeting after an adjournment or postponement of the meeting.

What are the Board's voting recommendations?

        The persons named as proxies were designated by the Board. Any proxy given pursuant to this solicitation and received prior to the Annual Meeting will be voted as specified in the proxy card. If you return a properly executed proxy card but do not mark any voting selections, then your proxy will be voted as follows in accordance with the recommendations of the Board:

  •
  Proposal 1—FOR the election of the seven director nominees to the Board;

  •
  Proposal 2—FOR approval of the compensation of Dynegy's named executive officers described in this proxy statement; and

  •
  Proposal 3—FOR ratification of the appointment of Ernst & Young LLP as our independent registered public accountants.

Why did I receive a one-page notice in the mail regarding the internet availability of proxy materials instead of a full set of proxy materials?

        Pursuant to the rules adopted by the Securities and Exchange Commission, or SEC, we are providing electronic access to our proxy materials over the internet. Accordingly, we sent a Notice of Internet Availability of Proxy Materials, or Notice, to our stockholders of record and beneficial owners, which was first mailed on or about April 11, 2014. Instructions on how to access the proxy materials over the internet are included in the Notice.

        Stockholders may also request via the internet to receive a printed set of the proxy materials at www.proxyvote.com, by sending an email to sendmaterial@proxyvote.com, or calling 1-800-579-1639. In addition, stockholders may request via the internet, telephone or by email to receive proxy materials in printed form on an ongoing basis.

        Current and prospective investors can also access or order free copies of our Annual Report, proxy statement, Notice and other financial information through the Investor Relations section of our web site at www.dynegy.com, by calling 713-507-6400 or by writing to Investor Relations Department, Dynegy Inc., 601 Travis, Suite 1400, Houston, Texas 77002.

How can I get electronic access to the proxy materials?

        The Notice provides you with instructions regarding how to:

  •
  View proxy materials for the Annual Meeting on the internet; and

  •
  Instruct us to send our future proxy materials to you electronically by email.

        Choosing to receive your future proxy materials by email will save us the cost of printing and mailing documents to you and will reduce the impact of our Annual Meetings on the environment. If you choose to receive future proxy materials by email, you will receive an email next year with instructions containing a link to those materials and a link to the proxy voting site. Your election to receive proxy materials by email will remain in effect until you terminate it. Internet/telephone voting for the Annual Meeting will close at 11:59 p.m., Eastern Time, on May 28, 2014.

Why did I only receive one set of materials when there is more than one stockholder at my address?

        If two or more stockholders share one address, each such stockholder may not receive a separate copy of our Annual Report, proxy statement or Notice. Stockholders who do not receive a separate copy of our Annual Report, proxy statement or Notice and want to receive a separate copy may request to receive a separate copy of, or additional copies of, our Annual Report, proxy statement or Notice via the internet, email or telephone as outlined above. Stockholders who share an address and receive multiple copies of our Annual Report, proxy statement or Notice may also request to receive a single copy by following the instructions above.

What is the quorum requirement for the Annual Meeting?

        With respect to each matter to be considered at the Annual Meeting, a majority of the outstanding shares of our common stock entitled to vote on each such matter, represented in person (through internet access) or by proxy, shall constitute a quorum for consideration of each such matter. Abstentions and broker non-votes shall be counted in determining the number of outstanding shares represented in person (through internet access) or by proxy for each matter.

Where is the Annual Meeting?

        You are invited to attend the Annual Meeting online through the link www.virtualshareholdermeeting.com/DYN14. The 12-digit Control Number provided on your Notice or proxy card is necessary to access this site.

        As of the record date, March 31, 2014, there were outstanding 100,312,835 shares of common stock.

What is the difference between holding shares as a stockholder of record and as a beneficial owner of shares held in street name?

        Stockholder of Record.    If your shares are registered in your name with our transfer agent, Computershare, you are considered the stockholder of record with respect to those shares, and the Notice was sent directly to you by us.

        Beneficial Owner of Shares Held in Street Name.    If your shares are held in an account at a brokerage firm, bank, broker dealer or other similar organization, then you are the beneficial owner of shares held in "street name," and the Notice was forwarded to you by that organization. The organization holding your account is considered the stockholder of record for purposes of voting at the Annual Meeting. As a beneficial owner, you have the right to direct that organization on how to vote the shares held in your account.

If I am a stockholder of record of Dynegy's shares, how do I vote?

        If you are a stockholder of record you may vote by proxy over the internet by following the instructions provided in the Notice, by telephone, or, if you received printed copies of the proxy materials, you may also vote by mail. You may also vote at the Annual Meeting through the link www.virtualshareholdermeeting.com/DYN14. The 12-digit Control Number provided on your Notice or proxy card is necessary to access this site. Please vote as soon as possible.

If I am a beneficial owner of shares held in street name, how do I vote?

        If you are a beneficial owner of shares held in street name, please refer to the Notice, proxy card, or voting information form forwarded to you by your broker or other nominee to see what voting options are available to you. Please vote as soon as possible.

What happens if I do not give specific voting instructions?

        Stockholder of Record.    If you are a stockholder of record and you:

  •
  indicate when voting on the internet or by telephone that you wish to vote as recommended by our Board; or

  •
  if you sign and return a proxy card without giving specific voting instructions,

then the proxy holders will vote your shares in the manner recommended by our Board on Proposals 1-3 in this proxy statement and as the proxy holders may determine in their discretion with respect to any other matters properly presented for a vote at the Annual Meeting.

        Beneficial Owner of Shares Held in Street Name; "Broker Non-Votes."    If you are a beneficial owner of shares held in street name and do not provide the organization that holds your shares with specific voting instructions, under the rules of the New York Stock Exchange, or NYSE, the organization that holds your shares may generally vote on routine matters but cannot vote on non-routine matters. If the organization that holds your shares does not receive instructions from you on how to vote your shares on a non-routine matter, the organization that holds your shares will inform our Inspector of Election that it does not have the authority to vote on this matter with respect to your shares. This is generally referred to as a "broker non-vote." When our Inspector of Election tabulates the votes for any particular matter, broker non-votes will be counted for purposes of determining whether a quorum is present for that matter, but will not otherwise be counted. For example, please note that brokers may not vote your shares on the election of directors or the proposal regarding named executive officer compensation in the absence of your specific instructions as to how to vote. Please provide your broker with voting instructions as soon as possible so that your vote can be counted. We encourage you to provide voting instructions to the organization that holds your shares by carefully following the instructions provided in the Notice.

Which ballot measures are considered "routine" or "non-routine"?

        Proposal 3 (Ratification of Appointment of Independent Registered Public Accountants) involves a matter that we believe will be considered routine.

        Proposal 1 (Election of Directors) and Proposal 2 (Approval of Compensation of our Named Executive Officers) involve matters that we believe will be considered non-routine.

How are abstentions and broker non-votes treated?

        For the purpose of determining whether a quorum is present, abstentions and broker non-votes shall be counted in determining the number of outstanding shares represented in person (through internet access) or by proxy for each matter.

        For each "non-routine" proposal, including whether the stockholders have elected the seven director nominees, broker non-votes are not counted. Please note that brokers may not vote your shares on the election of directors or the proposal regarding named executive officer compensation in the absence of your specific instructions as to how to vote. Please provide your broker with voting instructions as soon as possible so that your vote can be counted. You cannot abstain in the election of directors—you can only vote FOR the director nominees or WITHHOLD VOTES for such nominees.

        For each proposal other than the election of directors an abstention will have the same effect as a vote AGAINST such proposal.

What is the voting requirement to approve each of the proposals?

        The following table sets forth the voting requirement with respect to each of the proposals:

Proposal 1 —	Election of seven directors to serve until the 2015 Annual Meeting of Stockholders	Seven persons have been nominated by the Board for election to serve as directors for one-year terms.

The holders of our common stock are entitled to vote on the election of the directors. The directors are elected by a plurality of the shares of common stock represented in person (through internet access) or by proxy and entitled to vote on the election of directors, subject to our majority voting policy discussed below. This means that the seven individuals nominated for election to the Board who receive the most FOR votes among votes properly cast in person (through internet access) or by proxy will be elected. Each holder of our common stock is entitled to one vote for each share held and does not have cumulative voting rights.

Only FOR or WITHHELD votes are counted in determining whether a plurality has been cast in favor of a director nominee. You cannot abstain in the election of directors and broker non-votes are not counted. A WITHHELD vote will have the same effect as a vote AGAINST the election of a director nominee under our majority voting policy, which is described below.

Majority voting policy: In an uncontested election, any director nominee who receives a greater number of votes WITHHELD for his or her election than votes FOR such election must offer his or her resignation to the Board promptly following certification of the stockholder vote. The Corporate Governance and Nominating Committee, or Nominating Committee, is required to recommend to the Board whether such offered resignation should be accepted or rejected. The Board will determine whether to accept or reject the resignation offer and will promptly disclose its decision making process and decision regarding an offered resignation in a document furnished to or filed with the SEC. Please read our Amended and Restated Corporate Governance Guidelines posted in the "Corporate Governance" section of our web site at www.dynegy.com for more information regarding our majority voting policy.
Proposal 2 —	Act upon a proposal to approve, on an advisory basis, the compensation of Dynegy's named executive officers as described in this proxy statement
The affirmative vote of a majority of the shares of common stock represented in person (through internet access) or by proxy at the meeting and entitled to vote is required to approve, on an advisory basis, the compensation of Dynegy's named executive officers. Each holder of our common stock is entitled to one vote for each share held. Abstentions will have the same effect as a vote AGAINST this proposal. Broker non-votes are not counted.
Proposal 3 —	Ratification of the appointment of Ernst & Young LLP as Dynegy's independent registered public accountants for the fiscal year ending December 31, 2014
The affirmative vote of a majority of the shares of common stock represented in person (through internet access) or by proxy at the meeting and entitled to vote is required to ratify the choice of independent registered public accountants. Each holder of our common stock is entitled to one vote for each share held. Abstentions will have the same effect as a vote AGAINST this proposal.

May I change my vote after I have voted?

        You may revoke your proxy and change your vote at any time before the final vote at the Annual Meeting by:

  •
  Executing and submitting a revised proxy (including a telephone or internet vote, which must be received by 11:59 p.m., Eastern Time, on May 28, 2014);

  •
  Sending written notice of revocation to our Corporate Secretary at the address provided below (which must be received by 11:59 p.m., Eastern Time, on May 28, 2014); or

  •
  Voting at the Annual Meeting through the link www.virtualshareholdermeeting.com/DYN14. The 12-digit Control Number provided on your Notice or proxy card is necessary to access this site.

        In the absence of a revocation, shares represented by proxies will be voted at the Annual Meeting.

Is my vote confidential?

        Proxy instructions, ballots and voting tabulations that identify individual stockholders are handled in a manner that protects your voting privacy. Your vote will not be disclosed either within Dynegy or to third parties, except:

  •
  As necessary to meet applicable legal requirements;

  •
  To allow for the tabulation and certification of votes; and

  •
  To facilitate a proxy solicitation.

Who is paying the cost of this proxy solicitation?

        We will bear the cost of soliciting proxies. Proxies may be solicited by mail or facsimile, or by our directors, officers or employees, without extra compensation, in person or by telephone. We have retained Morrow & Co., LLC to assist in the solicitation of proxies for a fee of approximately $9,000 plus out-of-pocket expenses and telephone solicitation expenses. We will reimburse brokerage houses and other custodians, nominees and fiduciaries for their reasonable out-of-pocket expenses for forwarding solicitation material to the beneficial owners of our common stock.

What if I have questions about the proposals?

        Questions concerning the proposals to be acted upon at the Annual Meeting should be directed to:

  Dynegy Inc.
  Attention: Investor Relations Department
  601 Travis, Suite 1400, Houston, Texas 77002
  (713) 507-6400

  OR

  Morrow & Co., LLC
  470 West Ave.
  Stamford, CT 06902
  1-800-662-5200

How can I find out if I am a stockholder of record entitled to vote?

        For a period of at least ten days before the Annual Meeting, a complete list of stockholders of record entitled to vote at the Annual Meeting will be available during ordinary business hours at our principal executive office, 601 Travis Street, Suite 1400, Houston, TX 77002, for inspection by stockholders of record for proper purposes. The list of stockholders will also be available at the Annual Meeting through the link www.virtualshareholdermeeting.com/DYN14. The 12-digit Control Number provided on your Notice or proxy card is necessary to access this site.

REFERENCES TO DYNEGY AND COMMON STOCK

        Unless otherwise indicated, references to "Dynegy," the "Company," "we," "our," and "us" in the biographical and compensation information for directors and executive officers below refers to Board membership, employment and compensation with respect to Dynegy Inc.

Incorporation by Reference

        To the extent that this proxy statement is incorporated by reference into any other filing by us under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, or the Exchange Act, the sections of this proxy statement entitled "Compensation and Human Resources Committee Report" and "Audit Committee Report" will not be deemed incorporated unless specifically provided otherwise in such filing, to the extent permitted by the rules of the SEC. Information contained on or connected to our web site is not incorporated by reference into this proxy statement and should not be considered part of this proxy statement or any other filing that we make with the SEC.

 CORPORATE GOVERNANCE

Governance Documents

        The following governance documents are posted in the "Corporate Governance" section of our web site at www.dynegy.com and are available upon request to our Corporate Secretary:

  •
  Third Amended and Restated Certificate of Incorporation;

  •
  Fifth Amended and Restated Bylaws;

  •
  Corporate Governance Guidelines;

  •
  Code of Business Conduct and Ethics;

  •
  Code of Ethics for Senior Financial Professionals;

  •
  Related Party Transactions Policy;

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  Complaint and Reporting Procedures for Accounting and Auditing Matters (Whistleblower Policy);

  •
  Policy for Communications with Directors;

  •
  Audit Committee Charter;

  •
  Compensation and Human Resources Committee Charter;

  •
  Corporate Governance and Nominating Committee Charter; and

  •
  Finance and Commercial Oversight Committee Charter.

Corporate Governance Guidelines

        On December 16, 2013, the Board unanimously adopted amended and restated Corporate Governance Guidelines, which were developed and recommended by the Nominating Committee. Our Corporate Governance Guidelines govern the qualifications and conduct of the Board. The Corporate Governance Guidelines address, among other things:

  •
  The independence and other qualifications of our Board members, with respect to which we require that at least 75% of our Board members be independent of Dynegy and our management;

  •
  The requirement that any director nominee in an uncontested election who receives a greater number of votes "withheld" for his or her election than votes "for" such election must offer his or her resignation to the Board;

  •
  The separation of Chairman of the Board, or Chairman, and Chief Executive Officer positions;

  •
  The regular meetings of our non-management and independent directors;

  •
  The nomination of persons for election to our Board;

  •
  The evaluation of performance of our Board and its committees;

  •
  Our expectation that our Board members will attend all annual stockholder meetings;

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  Compensation of our Board and stock ownership guidelines for non-management directors;

  •
  The approval of the compensation of the Chief Executive Officer;

  •
  The review of development and succession plans for the Chief Executive Officer and other executive officers;

  •
  The review of performance based compensation of our senior executives following a restatement that impacts the achievement of performance targets relating to that compensation;

  •
  Our prohibition against directors and executive officers holding our securities in a margin account or pledging our securities, absent Company approval; and

  •
  Our prohibition against directors and executive officers engaging in any hedging transaction with respect to our securities held by them.

Code of Business Conduct and Ethics

        Our Code of Business Conduct and Ethics applies to all of our directors, officers and employees. The key principles of this code include acting legally and ethically, notifying appropriate persons upon becoming aware of issues, obtaining confidential advice and dealing fairly with our stakeholders.

Code of Ethics for Senior Financial Professionals

        Our Code of Ethics for Senior Financial Professionals applies to our Chief Executive Officer, Chief Financial Officer, Chief Accounting Officer and other designated senior financial professionals. The key principles of this code include acting legally and ethically, promoting honest business conduct and providing timely and meaningful financial disclosures to our stockholders.

Complaint and Reporting Procedures for Accounting and Auditing Matters

        Our Complaint and Reporting Procedures for Accounting and Auditing Matters provide for (1) the receipt, retention and treatment of complaints, reports and concerns regarding accounting, internal accounting controls or auditing matters, and (2) the confidential, anonymous submission of complaints, reports and concerns by employees regarding questionable accounting or auditing matters, in each case relating to Dynegy. Complaints may be made through a toll free "Integrity Helpline" telephone number, operated by an independent third party, and a dedicated email address. Complaints received are logged by the Ethics and Compliance Office, communicated to the chairman of our Audit Committee and investigated, under the supervision of our Audit Committee, by our Internal Audit department or Ethics and Compliance Office. In accordance with applicable law, these procedures prohibit us from taking adverse action against any person submitting a good faith complaint, report or concern.

Policy for Communications with Directors

        Our Policy for Communications with Directors provides a means for stockholders and other interested parties to communicate with the Board. Under this policy stockholders and other interested parties may communicate with the Board or specific members of the Board by sending a letter to Dynegy Inc., Communications with Directors, Attn: Corporate Secretary, 601 Travis, Suite 1400, Houston, Texas 77002.

Director Attendance at Annual Meetings

        As detailed in our Corporate Governance Guidelines, Board members are requested and encouraged to attend the Annual Meeting. All of the members of the Board then in office attended last year's annual meeting held on May 21, 2013.

Board Risk Oversight

        The Board has ultimate responsibility for protecting stockholder value. Among other things, the Board is responsible for understanding the risks to which we are exposed, approving management's strategy to manage these risks, establishing policies that monitor and manage defined risks and measuring management's performance against the strategy. The Board's oversight responsibility for managing risk is detailed in our Risk Policy Statement.

        The Risk Policy Statement provides a structure around risk and defines the risks that we accept in the normal course of business. The Risk Policy Statement, in some instances, requires that separate policy documentation be in place including Interest Rate Risk and Investment Policy, Disclosure Controls and Procedures Policy, Risk Management and Insurance Policy, Credit Risk Policy, Investment Policy (Employee Benefit Plans), and Commodity Risk Policy. Although not mandated by the Risk Policy Statement, our Delegation of Authority policy and the Code of Business Conduct and Ethics are complementary and critical to the risk management process. Our Executive Management Team is responsible for managing the above risks and reports on such matters to the applicable Board committees. Further, our Ethics and Compliance Office reports functionally to the Audit Committee Chairman and meets periodically with the Audit Committee. The Risk Policy Statement can be amended with the approval of our Audit Committee on behalf of the Board.

        The Audit Committee oversees the risks associated with the integrity of our financial statements and our compliance with legal and regulatory requirements. In addition, the Audit Committee discusses policies with respect to risk assessment and risk management, including major financial risk exposure and the steps management has taken to monitor and control such exposures. The Audit Committee reviews with management, internal auditors, and external auditors the accounting policies, the system of internal control over financial reporting and the quality and appropriateness of disclosure and content in the financial statements or other external financial communications. The Audit Committee also performs oversight of the business ethics and compliance program, reviews the programs and policies designed to assure compliance with our Code of Business Conduct and Ethics and applicable laws and regulations and monitors the results of the compliance efforts.

        The Compensation and Human Resources Committee, or Compensation Committee, oversees risks primarily associated with our ability to attract, motivate and retain quality talent, particularly executive talent, and disclosure of our executive compensation philosophies, strategies and activities. The Compensation Committee conducted a risk assessment in 2014 to reaffirm that our STI programs, including specifically the lack of separate plans or incentives for individual functions, do not encourage excessive risk-taking. This involved a review of a set of risk assessment considerations related to our short-term and long-term incentive programs. The goal of this effort was to establish a formal process for assessing and monitoring risk related to our compensation programs and for reviewing certain policies to ensure that the appropriate controls exist to mitigate any identified risk. Following this review, the Compensation Committee concluded that our STI programs collectively foster cooperation and focus award opportunities on measures that are aligned with our business strategy and the interests of our stockholders and do not encourage excessive risk-taking and risk-taking behaviors.

        The Nominating Committee oversees risks primarily associated with our ability to attract, motivate and retain quality directors, and our corporate governance programs and practices and our compliance therewith. Additionally, the Nominating Committee evaluates the performance of the Board, its committees and management annually and considers risk management effectiveness as part of their evaluation.

        The Finance and Commercial Oversight Committee oversees risks primarily with respect to oversight of our capital structure, financing and treasury matters and oversight of management's process for the identification, evaluation and mitigation of our financial and commercial related risks. Further, as part of their risk assessment responsibility, the Finance and Commercial Oversight Committee oversees our commodity risk monitored by our risk control group and receives regular reporting regarding commodity risk management effectiveness.

        The full Board oversees risks primarily associated with our commercial and operating performance and our environmental, health and safety performance. The full Board also receives quarterly updates from all Board committees, and they provide guidance to individual committee activities as appropriate.

Board Leadership Structure; Separation of Positions of Chairman and Chief Executive Officer

        As discussed in our Corporate Governance Guidelines, the Board believes the position of Chairman should be held by a non-management director and not the Chief Executive Officer. Mr. Flexon, as President and Chief Executive Officer, is responsible for setting the strategic direction for the Company and the day-to-day leadership and performance of the Company, while Mr. Wood, as Chairman, provides overall leadership to the Board in its oversight function. As such, he serves as the presiding director of executive sessions of the non-management and independent directors.

Stock Ownership Guidelines

        We have stock ownership guidelines for directors, members of the executive management team and other officers. We believe that a significant ownership stake by directors and officers leads to a stronger alignment of interests between directors, officers and stockholders. These guidelines, which were developed with the assistance of an independent compensation consultant, support our corporate governance focus and provide further alignment of interests among our directors and executive officers and stockholders.

  Directors

        Each non-management director is expected to own a meaningful amount of Dynegy common stock; specifically, it is expected that within three years of joining the Board, a non-management director shall own at least the number of shares equivalent to three times their annual cash retainer. For purposes of this guideline: (1) each share of common stock owned on any date (a "measuring date") by a director shall be deemed to have a value equal to the greater of (a) the trading price of a share of the Company's common stock as of the date the applicable share was granted to the director or (b) the trading price of a share of the Company's common stock as of the measuring date; and (2) shares owned outright, phantom stock units, shares or units of restricted stock and shares subject to deferred compensation shall be counted as shares of common stock owned by the director (with the value thereof determined in accordance with clause (1) above).

  Officers

        The shares counted for purposes of our officers' common stock ownership guidelines include shares owned outright, unvested restricted stock units, or RSUs, stock options (vested, in-the-money), and other share based equivalents that we may use from time to time. The holding requirements are expressed as a multiple of base salary and vary by level, as follows:

Chief Executive Officer	5 × annual base salary
Executive Vice President	3 × annual base salary
Senior Vice President	2 × annual base salary
Vice President	1 × annual base salary

        Upon our emergence from bankruptcy on October 1, 2012 (the "Effective Date") and pursuant to the terms of our Plan of Reorganization, all outstanding equity awards of the Company as of the Effective Date were cancelled. As such, the stock ownership guidelines for our executives are subject to a mandatory five-year compliance period that started on the Effective Date, and executives are encouraged to accumulate one-fifth of their holding requirement during each year of the five-year period and may not sell any shares until executives have successfully met the holding requirement. The Nominating Committee will monitor each executive's progress toward the required holding requirement on an annual basis. At the end of the five-year period, if any executive fails to attain the required level of common stock ownership, action may be taken, in the discretion of the Nominating Committee considering all factors it deems relevant, including awarding annual incentive cash bonuses in the form of restricted shares or requiring an executive to refrain from disposing of any vested shares and shares realized from any option exercise.

Affirmative Determinations Regarding Director Independence and Other Matters

        The Board previously determined that each of the following directors who served in 2013 are "independent" as such term is defined in the NYSE Listed Company Standards:

Pat Wood III
Hilary E. Ackermann
Paul M. Barbas
Richard L. Kuersteiner
Jeffrey S. Stein
John R. Sult

        The Board has also determined that each member of the Audit Committee, the Compensation Committee and the Nominating Committee meets the independence requirements applicable to those committees prescribed by the NYSE and the SEC. The Board has further determined that more than one of the members of the Audit Committee, including its current Chairman, Mr. Sult, are "audit committee financial experts" as such term is defined in Item 407(d) of the SEC's Regulation S-K.

        The Nominating Committee reviewed the answers to annual questionnaires completed by the directors and nominees as well as the above described legal standards for Board and committee member independence and the criteria applied to determine "audit committee financial expert" status. On the basis of this review, the Nominating Committee made its recommendation to the full Board and the Board made its independence and "audit committee financial expert" determinations after consideration of the Nominating Committee's recommendation and a review of the materials made available to the Nominating Committee.

Director Nomination Process and Qualification Review of Director Nominees

  Process

        Our director nominees are approved by the Board after considering the recommendation of the Nominating Committee. A copy of the Nominating Committee's charter is available in the "Corporate Governance" section of our web site at www.dynegy.com.

        Our Certificate of Incorporation provides that the number of our directors shall be fixed from time to time exclusively by our Board. The Board has fixed the number of our directors currently at seven, subject to adjustment by the Board in accordance with our Certificate of Incorporation.

        The Nominating Committee reviews annually the composition of the Board as a whole and recommends, if necessary, measures to be taken so that the Board reflects the appropriate balance of knowledge, experience, skills, expertise and diversity required for the Board as a whole and contains at least the minimum number of independent directors required by applicable laws and regulations. The Nominating Committee is responsible for ensuring that the composition of the Board accurately reflects the needs of our business and, in furtherance of this goal, proposing the nomination of directors for purposes of obtaining the appropriate members and skills. The Nominating Committee identifies nominees in various ways. The committee considers the current directors that have expressed an interest in and that continue to satisfy the criteria for serving on the Board as set forth in our Corporate Governance Guidelines. Other nominees that may be proposed by current directors, members of management or by stockholders are also considered. From time to time, the committee engages a professional firm to identify and evaluate potential director nominees.

  Qualifications

        All director nominees, whether proposed by a stockholder or otherwise, are evaluated in accordance with the qualifications set forth in our Corporate Governance Guidelines. These guidelines require that directors possess the highest personal and professional ethics, integrity and values and be committed to representing the long-term interests of our stockholders at large. They must also have an inquisitive and objective perspective, practical wisdom, mature judgment and sufficient personal resources such that any director compensation to be received from the Company would not be sufficiently meaningful to impact their judgment in reviewing matters coming before the Board. Finally, they must be able to work compatibly with the other members of the Board and otherwise have the experience and skills necessary to enable them to serve as productive members of the Board. Directors also must be willing to devote sufficient time to carrying out their fiduciary duties and other responsibilities effectively and should be committed to serve on the Board for an extended period of time. For additional information, please read our Corporate Governance Guidelines.

        In connection with the director nominations for the 2014 Annual Meeting, the Nominating Committee also considered the nominees' (1) experience in the energy industry and understanding of the energy and commodity markets, (2) experience in finance and commercial risk management, (3) publicly traded company and board experience, (4) knowledge in the areas of laws and regulations related to environmental, health, safety, regulatory and other key industry issues, (5) strategic planning skills, (6) knowledge of corporate governance issues coupled with an appreciation of their practical application, and (7) accounting expertise, including audit, internal controls and risk management.

        Each nominee brings a strong and unique background and set of skills to the Board, giving the Board as a whole competence and experience in a wide variety of areas, including energy, wholesale power generation and marketing, commodities, risk management, strategic planning, legal, corporate governance and board service, executive management, regulatory and policy development, accounting and finance, operations, and economics. For information concerning each director's various qualifications, attributes, skills and experience of our director nominees considered important by the Board in determining that such nominee should serve as a director as well as each nominee's principal occupation, directorships and additional biographical information, please see "Proposal 1—Election Of Directors—Information on Director Nominees."

  Diversity

        The Board does not have a formal policy with respect to Board nominee diversity. In recommending proposed nominees to the full Board, the Nominating Committee is charged with building and maintaining a board that has an ideal mix of talent and experience to achieve our business objectives in the current environment. In particular, the Nominating Committee is focused on relevant subject matter expertise, depth of knowledge in key areas that are important to us, and diversity of thought, background, perspective and experience so as to facilitate robust debate and broad thinking on strategies and tactics pursued by us.

  Future director nominations

        For purposes of the 2015 Annual Meeting, the Nominating Committee will consider any director nominations from a stockholder received by the Corporate Secretary by the close of business on February 28, 2015, but not before the close of business on January 29, 2015. See "Future Stockholder Proposals" below for more information. Any such nomination must be accompanied in writing by all information relating to such person that is required under the federal securities laws, including such person's written consent to be named in the proxy statement as a nominee and to serve as a director if elected. The nominating stockholder must also submit its name and address, as well as that of the beneficial owner if applicable, and the number of shares of our common stock that are owned beneficially and of record by such stockholder and such beneficial owner. Finally, the nominating stockholder must discuss the nominee's qualifications to serve as a director as described in our Corporate Governance Guidelines.

 PROPOSAL 1
ELECTION OF DIRECTORS

Directors

        Seven directors are to be elected at the Annual Meeting by the holders of common stock to each serve a one-year term. The directors are elected by a plurality of the shares of common stock represented in person (through internet access) or by proxy and entitled to vote on the election of directors, subject to our majority voting policy discussed below. This means that the seven individuals nominated for election to the Board as directors who receive the most FOR votes among votes properly cast in person (through internet access) or by proxy will be elected. Only FOR or WITHHELD votes are counted in determining whether a plurality has been cast in favor of a director nominee. Under our Certificate of Incorporation, stockholders do not have cumulative voting rights. If you withhold authority to vote with respect to the election of some or all of the director nominees, your shares will not be voted with respect to those nominees indicated. Under our majority voting policy, in an uncontested election, any director nominee who receives a greater number of votes WITHHELD for his or her election than votes FOR such election must offer his or her resignation to the Board promptly following certification of the stockholder vote. Broker non-votes are not counted for purposes of election of directors. You cannot abstain in the election of directors.

        Unless you withhold authority to vote or instruct otherwise, a properly executed proxy will be voted FOR the election of the nominees listed below as the proxies may determine. Although the Board does not contemplate that any of the nominees will be unable to serve, if such a situation arises prior to the Annual Meeting, the persons appointed as proxies will vote for the election of such other persons that may be nominated by the Board.

Information on Director Nominees

        All of the nominees for director are currently directors of Dynegy. Below is biographical information regarding the nominees, including their names, ages, business experience and qualifications to serve as a director, other directorships, if any, and the length of their service as a director of Dynegy.

Robert C. Flexon, 55, Director since 2011
President and Chief Executive Officer
Prior Experience:

•

UGI Corporation—Chief Financial Officer

•

Foster Wheeler AG—Chief Executive Officer

•

NRG Energy—Chief Financial Officer, Chief Operating Officer

•

Hercules and ARCO—various financial roles

Mr. Flexon brings executive management and operating experience in many areas of the energy business, including wholesale power generation. Mr. Flexon also has a broad background in accounting and finance, significant corporate financial management experience and financial expertise as a result of his service as a chief financial officer and other senior financial leadership positions.

Mr. Flexon served as our President and Chief Executive Officer since July 2011 and a director of Dynegy since June 2011. Prior to joining Dynegy, Mr. Flexon served as the Chief Financial Officer of UGI Corporation, a distributor and marketer of energy products and related services since February 2011. Mr. Flexon was the Chief Executive Officer of Foster Wheeler AG from June 2010 until October 2010 and the President and Chief Executive Officer of Foster Wheeler USA from November 2009 until May 2010. Prior to joining Foster Wheeler, Mr. Flexon was Executive Vice President and Chief Financial Officer of NRG Energy, Inc. from February 2009 until November 2009. Mr. Flexon previously served as Executive Vice President and Chief Operating Officer of NRG Energy from March 2008 until February 2009 and as its Executive Vice President and Chief Financial Officer from 2004 to 2008. Prior to joining NRG Energy, Mr. Flexon held executive positions with Hercules, Inc. and various key positions, including General Auditor, with Atlantic Richfield Company. Mr. Flexon served on the public board of directors of Foster Wheeler from 2006 until 2009 and from May 2010 until October 2010.

Pat Wood III, 51, Director since 2012
Chairman of the Board
Principal—Wood3 Resources
Current Public Directorships:
    Quanta Services Inc. and SunPower Corp.
Current Private Directorship:
    Xtreme Power Solutions
Prior Experience:

•

Federal Energy Regulatory Commission—Chairman

•

Public Utility Commission of Texas—Chairman

Mr. Wood currently serves as our Board's non-executive Chairman. Mr. Wood brings significant strategic and operational management experience to the Board. Mr. Wood holds a Bachelor of Science in Civil Engineering and a Juris Doctor degree, and has demonstrated strong leadership skills through nearly ten years of regulatory leadership in the energy sector. Mr. Wood brings a unique perspective from and extensive knowledge with regard to the energy regulatory process and energy policy development at the government level, his years of service as a director of other public and private companies, and his energy infrastructure development expertise.

Mr. Wood is serving as the Board's non-executive Chairman and has served as a principal of Wood3 Resources, an energy infrastructure developer, since July 2005. From 2001 until July 2005, Mr. Wood served as chairman of the Federal Energy Regulatory Commission. From 1995 until 2001, he chaired the Public Utility Commission of Texas. Prior to 1995, Mr. Wood was an attorney with Baker & Botts, a global law firm, and an associate project engineer with Arco Indonesia, an oil and gas company, in Jakarta. Mr. Wood currently also serves on the public boards of directors of Quanta Services Inc. and SunPower Corp.

Hilary E. Ackermann, 58, Director since 2012
Prior Experience:

•

Goldman Sachs Bank USA—Chief Risk Officer; Chaired Operational Risk, Credit Risk and Middle Market Loan Committees; Vice Chair of Bank Risk Committee; Chair GS Group level Operational Risk Committee

•

Goldman Sachs & Co—Managing Director, Credit Risk Management & Advisory

•

Swiss Bank Corporation—Assistant Department Head

Ms. Ackermann brings extensive experience assessing credit for major banking institutions, covering a variety of industries including the power generation, electrical utilities and natural resources sectors, as well as in depth coverage of commodities trading including, oil, natural gas and power as a risk manager. Ms. Ackerman currently serves as our Chair of the Finance and Commercial Oversight Committee and, as chair, she contributes significantly to the review and evaluation of our business strategy, capital structure and risk management goals.

Ms. Ackermann was Chief Risk Officer with Goldman Sachs Bank USA from October 2008 to 2011. In this role, she managed Credit, Market and Operational Risk for Goldman Sach's commercial bank; developed the bank's risk management infrastructure including policies and procedures and processes; maintained ongoing relationship with bank regulators including New York Fed, NY State Banking Department and the FDIC; chaired Operational risk, Credit risk and Middle Market Loan Committees; served as Vice Chair of Bank Risk Committee; was a member of Community Investment, Business Standards and New Activities Committees; was a member of GS Group level Credit Policy and Capital Committees; and chaired GS Group level Operational Risk Committee. Ms. Ackermann served as Managing Director, Credit Department of Goldman, Sachs & Co. from January 2002 until October 2008, as VP, Credit Department from 1989 to 2001, and as an Associate in the Credit Department from 1985 to 1988. Prior to joining Goldman, Sachs, Ms. Ackermann served as Assistant Department Head of Swiss Bank Corporation from 1981 until 1985.

Paul M. Barbas, 57, Director since 2012
Current Public Directorship:
    Pepco Holdings, Inc.
Prior Experience:

•

DPL Inc. and DP&L—President and Chief Executive Officer; Served on Board of Directors

•

Chesapeake Utilities Corporation—Executive Vice President & Chief Operating Officer; Vice President;

•

Chesapeake Service Company—President;

•

Allegheny Power—Executive Vice President; President of Ventures unit

Mr. Barbas brings extensive utility, management and oversight experience, having served in executive management positions with various utility and other companies. He also has a broad background in finance and marketing and brings a strong understanding of power operations and energy markets. He contributes significantly to the oversight responsibilities on matters relating to executive compensation and compensation strategy and serves as our Compensation and Human Resources Committee chair.

Mr. Barbas was President and Chief Executive Officer of DPL Inc. and its principal subsidiary, The Dayton Power and Light Company (DP&L), from October 2006 until December 2011. He also served on the board of directors of DPL Inc. and DP&L. He previously served as Executive Vice President and Chief Operating Officer of Chesapeake Utilities Corporation, a diversified utility company engaged in natural gas distribution, transmission and marketing, propane gas distribution and wholesale marketing and other related services from 2005 until October 2006, as Executive Vice President from 2004 until 2005, and as President of Chesapeake Service Company and Vice President of Chesapeake Utilities Corporation, from 2003 until 2004. From 2001 until 2003, he was Executive Vice President of Allegheny Power, responsible for the operational and strategic functions of a $2.7 billion company serving 1.6 million customers with 3,200 employees. He joined Allegheny Energy in 1999 as President of its Ventures unit. Mr. Barbas also serves on the public board of Pepco Holdings, Inc.

Richard Lee Kuersteiner, 74, Director since 2012
Current Public Directorship:
    Dex Media, Inc.
Prior Experience:

•

Franklin Templeton Investments—Associate General Counsel; Director of Restructuring; Managing Corporate Counsel

•

Member of Stanford Institutional Investors Forum

Mr. Kuersteiner has a broad background in corporate governance and complex restructuring transactions and has been a long-standing member of the Stanford Institutional Investors Forum. He has employed his more than 40 years of legal experience by facilitating the restructuring of over 100 major corporations and has served on, or chaired, numerous official creditors' committees, which provides the Board with a unique analytical view from the perspective of a large institutional investor. He leads the Board's corporate governance review and oversight processes and serves as our Corporate Governance and Nominating Committee chair.

Mr. Kuersteiner was a member of the Franklin Templeton Investments legal department in San Mateo, California from 1990 until May 2012. At Franklin he served in various capacities including as Associate General Counsel and Director of Restructuring and Managing Corporate Counsel. For many years he also was an officer of virtually all of the Franklin, Templeton and Mutual Series funds. In February 2010 when R H Donnelley Corporation emerged from Chapter 11 bankruptcy as Dex One Corporation, he joined its board of directors. On April 30, 2013, Dex One Corporation merged with Super Media, creating Dex Media,  Inc. Mr. Kuersteiner continues to serve as a director of Dex Media, Inc. and currently is a member of the Compensation and Benefits Committee and of the Corporate Governance Committee.

Jeffrey S. Stein, 44, Director since 2012
Co-Founder and Managing Partner of
    Power Capital Partners LLC
Current Public Directorship:
    Ambac Financial Group, Inc.
Current Private Directorship:
    Granite Ridge Holdings, LLC
Prior Experience:

•

Durham Asset Management LLC—Co-Founder and Principal; Co-Director of Research

•

The Delaware Bay Company, Inc.—Director

•

Shearson Lehman Brothers—Associate in Capital Preservation & Restructuring Group

Mr. Stein, as an investment professional, brings extensive experience in the high yield and distressed debt markets and special situations asset class. Further, he has substantial experience investing in the merchant power and regulated electric utility industries. He employs his finance skills by being actively involved in the hedging, refinancing, restructuring and sale of various power assets. He currently serves, or has served, on the private boards of other power producers, and in such capacity has focused on plant operating and financial performance, capital structure optimization, hedging and risk management.

Mr. Stein is a Co-Founder and Managing Partner of Power Capital Partners LLC, a private equity firm founded in January 2011. Previously Mr. Stein was a Co-Founder and Principal of Durham Asset Management LLC, a global event driven distressed debt and special situations asset management firm. From January 2003 through December 2009, Mr. Stein served as the Co-Director of Research at Durham responsible for the identification, evaluation and management of investments for the various Durham portfolios. From July 1997 to December 2002, Mr. Stein was a Director at The Delaware Bay Company, Inc., a boutique research and investment banking firm focused on the distressed debt and special situations asset class. From September 1991 to August 1995, Mr. Stein was an Associate at Shearson Lehman Brothers in the Capital Preservation & Restructuring Group. Mr. Stein currently serves on the public board of Ambac Financial Group, Inc. and the private board of Granite Ridge Holdings, LLC. Mr. Stein previously served as a director on the boards of US Power Generating Company and KGen Power Corporation.

John R. Sult, 54, Director since 2012
Executive Vice President and Chief
    Financial Officer—Marathon Oil
    Corporation
Current Private Directorship:
    Melior Technology Inc.
Prior Experience:

•

El Paso Corporation—Executive Vice President and Chief Financial Officer; Senior Vice President and Chief Financial Officer; Senior Vice President and Controller; Chief Accounting Officer

•

El Paso Pipeline GP Company, L.L.C.—Executive Vice President, Chief Financial Officer and Director; Senior Vice President and Chief Financial Officer; Senior Vice President, Chief Financial Officer and Controller

•

El Paso Pipeline Group—Senior Vice President, Chief Financial Officer and Controller

•

Halliburton Energy Services—Vice President and Controller

•

Arthur Andersen LLP—Audit Partner

Mr. Sult, through his experience in executive financial positions with large public companies, brings significant knowledge of accounting, capital structures, finance, financial reporting, strategic planning and forecasting. Mr. Sult has extensive knowledge of the energy industry. Further, he has served as an audit partner at a major accounting firm, which, in addition to his other experience, qualifies him as an "audit committee financial expert." He currently serves as the chair of the Audit Committee, and as the chair, he contributes significantly to the oversight of the integrity of our financial statements, internal controls and ethics and compliance functions.

Mr. Sult has served as Executive Vice President and Chief Financial Officer of Marathon Oil Corporation since September 2013. He was Executive Vice President and Chief Financial Officer of El Paso Corporation from March 2010 until May 2012. He previously served as Senior Vice President and Chief Financial Officer from November 2009 until March 2010, and as Senior Vice President and Controller from November 2005 until November 2009. Mr. Sult served as Executive Vice President, Chief Financial Officer and director of El Paso Pipeline GP Company, L.L.C., the general partner of El Paso Pipeline Partners,  L.P., from July 2010 until May 2012, as Senior Vice President and Chief Financial Officer from November 2009 until July 2010, and as Senior Vice President, Chief Financial Officer and Controller from August 2007 until November 2009. Mr. Sult also served as Chief Accounting Officer of El Paso Corporation and as Senior Vice President, Chief Financial Officer and Controller of El Paso's Pipeline Group from November 2005 to November 2009. Prior to joining El Paso, Mr. Sult served as Vice President and Controller of Halliburton Energy Services from August 2004 until October 2005. Prior to joining Halliburton, Mr. Sult managed an independent consulting practice that provided a broad range of finance and accounting advisory services and assistance to public companies in the energy industry. Prior to private practice, Mr. Sult was an audit partner with Arthur Andersen LLP. Mr. Sult currently serves on the private board of directors of Melior Technology Inc.

        The Board unanimously recommends that stockholders vote FOR the election of these director nominees to the Board.

Directors' Meetings and Committees of the Board

        Our Board held 14 meetings during 2013. Each director attended at least 93% of the total number of meetings of the Board and the total number of meetings held by all committees on which he or she served during the period for which he or she has been a director. Under our Corporate Governance Guidelines, directors who are not members of a particular committee are entitled to attend meetings of each such committee.

        The following table reflects the members of each of the committees of the Board and the number of meetings held during 2013.

Name	Audit	Compensation & Human Resources	Corporate Governance & Nominating	Finance & Commercial Oversight
Robert C. Flexon
Pat Wood III(1)			X
Hilary E. Ackermann	X			CHAIR
Paul M. Barbas	X	CHAIR
Richard L. Kuersteiner		X	CHAIR
Jeffrey S. Stein		X	X	X
John R. Sult(2)	CHAIR			X
Number of Meetings	10	8	2	6

(1)
As Chairman, Mr. Wood is an ex officio member of the Audit, Compensation and Finance and Commercial Oversight committees and has a standing invitation to attend all such committee meetings. He also serves as the presiding director of executive sessions of the non-management and independent directors.

(2)
Designated Audit Committee Financial Expert.

Committees

  Committee Composition

        The current members of each of the committees of the Board, as well as the current Chairman of each of the committees of the Board, are identified in the following paragraphs.

        Audit Committee.    The Audit Committee, which is comprised of Messrs. Sult (Chairman) and Barbas and Ms. Ackermann, met a total of 10 times during 2013. Each member of the Audit Committee is independent as such term is defined in the SEC rules and the NYSE Listed Company Manual. The Board has determined that each member of the Audit Committee possesses the necessary level of financial literacy required to enable him or her to serve effectively as an Audit Committee member, and all members qualify as Audit Committee Financial Experts, including our designated Financial Expert, Mr. Sult, our Audit Committee Chair. No Audit Committee member serves on more than three audit committees of public companies, including our Audit Committee. The Audit Committee operates under a written charter adopted by the Board. The charter is available in the "Corporate Governance" section of our web site at www.dynegy.com. We maintain an Internal Audit department to provide management and the Audit Committee with ongoing assessments of our risk management processes, system of internal controls and our internal control over financial reporting compliance activities.

        The Audit Committee, among other duties, assists the Board in its oversight of: the integrity of our financial statements, including recommending to the Board the filing of our audited financial statements; our disclosure controls and procedures and internal control over financial reporting; our compliance with legal and regulatory requirements and Code of Business Conduct and Ethics; the evaluation, appointment and retention of our independent registered public accountant, including a review of their qualifications, services, independence, fees and performance; the performance of our internal audit function; the performance of our business ethics and compliance function; and enterprise risk management process, policies and procedures. The Audit Committee reviews in advance and pre-approves, explicitly, audit and permissible non-audit services provided to us by our independent registered public accountant. For more information regarding the Audit Committee's approval procedures, please read "Audit Committee Pre-Approval Policy" below. Further, the Audit Committee provides an open venue of communication between management, the internal audit function, ethics and compliance function, the independent registered public accountants and the Board.

        Our independent registered public accountants, Ernst & Young LLP, or EY, are responsible for auditing our consolidated financial statements and the effectiveness of our internal control over financial reporting in accordance with standards of the Public Company Accounting Oversight Board (United States) and issuing their reports based on that audit.

        Compensation and Human Resources Committee.    The Compensation Committee, which is comprised of Messrs. Barbas (Chairman), Kuersteiner and Stein, met a total of 8 times during 2013. Each member of the Compensation Committee is independent as such term is defined in the SEC rules and the NYSE Listed Company Standards. The Compensation Committee operates under a written charter adopted by the Board. The charter is available in the "Corporate Governance" section of our web site at www.dynegy.com. The purpose of the Compensation Committee is to, among other duties, assist our Board in fulfilling the Board's oversight responsibilities on matters relating to executive compensation, oversee our overall compensation strategy and our equity based compensation plans, prepare the annual Compensation and Compensation Committee report required by the rules of the SEC and review and discuss with our management the Compensation Discussion and Analysis to be included in our annual proxy statement to stockholders. The Compensation Committee does not assist the Board with respect to director compensation, which is the responsibility of the Nominating Committee. For more information regarding the role and scope of authority of the Compensation Committee in determining executive compensation, please read "Compensation Discussion and Analysis" below.

        The Compensation Committee may delegate specific responsibilities to one or more subcommittees to the extent permitted by law, NYSE listing standards and our governing documents. The Compensation Committee has retained Meridian Compensation Partners, LLC, or Meridian, as its independent compensation consultant. Meridian reports directly to the Compensation Committee. For a discussion of the role of the independent compensation consultant retained by the Compensation Committee in recommending executive compensation and the participation of our Chief Executive Officer in the review of the compensation of other executives that report to the Chief Executive Officer, please read "Compensation Discussion and Analysis" below.

        Corporate Governance and Nominating Committee.    The Nominating Committee, which is comprised of Messrs. Kuersteiner (Chairman), Stein and Wood, met a total of 2 times during 2013. Each member of the Nominating Committee is independent as such term is defined in the NYSE Listed Company Standards. The Nominating Committee operates under a written charter adopted by the Board. The charter is available in the "Corporate Governance" section of our web site at www.dynegy.com. The Nominating Committee is responsible for identifying director nominees, assisting the Board with respect to director compensation, developing and reviewing our Corporate Governance Guidelines, succession planning and overseeing the evaluation of the Board and management.

        Finance and Commercial Oversight Committee.    The Finance and Commercial Oversight Committee, which is comprised of Ms. Ackermann (Chairman) and Messrs. Stein and Sult, met a total of 6 times during 2013. The Finance and Commercial Oversight Committee operates under a written charter adopted by the Board. The charter is available in the "Corporate Governance" section of our web site at www.dynegy.com. The Finance and Commercial Oversight Committee is responsible for oversight of the Company's capital structure, financing and treasury matters and oversight of management's process for the identification, evaluation and mitigation of financial and commercial related risks to the Company.

 DIRECTOR COMPENSATION

Director Compensation for 2013

        The key terms of our non-management director compensation include the following:

Board Annual Retainer (paid in cash)	• $75,000; paid in quarterly installments.

Committee Annual Retainers (paid in cash)	Chair (paid in quarterly installments)	Members (paid in quarterly installments)
	• Audit—$25,000	• Audit—$10,000
	• Human Resources—$20,000	• Human Resources—$10,000
	• Finance & Commercial Oversight—$20,000	• Finance & Commercial Oversight—$10,000
	• Nominating—$15,000	• Nominating—$5,000

Annual Equity Award	• Annual award value of $100,000 to be granted in RSUs using the closing stock price on the grant date.
• Annual awards to be granted on the date of Dynegy's Annual Stockholder Meeting with one year vesting from the date of grant.
Non-Executive Chairman Annual Retainer

•

Additional retainer of $150,000.

•

Deliver through a mix of cash (50%), paid in quarterly installments, and RSUs (50%).

•

RSUs to be granted on the date of Dynegy's Annual Stockholder Meeting with one year vesting from the date of grant.

Other

•

Reimbursement for reasonable out-of-pocket expenses incurred in connection with travel to and from, and attendance at, meetings of the Board or its committees and related activities, including director education courses and materials.

        The following table sets forth certain information regarding the compensation earned by or awarded to each non-management director who served on our Board in 2013. Directors who were also employees of Dynegy were not compensated for their services as directors.

Name	Fees Earned or Paid in Cash	Stock Awards(1)	Option Awards	Non-Equity Incentive Plan Compensation	Change in Pension Value and Nonqualified Deferred Compensation Earnings	All Other Compensation	Total
Pat Wood III(2)(3)	$155,000	$175,000	$—	$—	$—	$—	$330,000
Hilary E. Ackermann	$105,000	$100,000	$—	$—	$—	$—	$205,000
Paul M. Barbas	$105,000	$100,000	$—	$—	$—	$—	$205,000
Richard L. Kuersteiner	$100,000	$100,000	$—	$—	$—	$—	$200,000
Jeffrey S. Stein(3)	$100,000	$100,000	$—	$—	$—	$—	$200,000
John R. Sult	$110,000	$100,000	$—	$—	$—	$—	$210,000

(1)
Directors received an annual award granted under the Dynegy Inc. 2012 Long Term Incentive Plan, or 2012 Long Term Incentive Plan, in RSUs on May 21, 2013 with a vesting date of May 21, 2014. The values shown under "Stock Awards" reflect the aggregate grant date fair value computed in accordance with FASB ASC Topic 718.

(2)
Mr. Wood is serving as our non-executive Chairman of the Board.

(3)
Mr. Wood has deferred receipt of the amount realized from the vesting of the RSUs granted on May 21, 2013 until the earlier of (1) June 30, 2017, or (2) his separation from service as a director of Dynegy. Mr. Stein has deferred receipt of the amount realized from the vesting of the RSUs granted on May 21, 2013 until the earlier of (1) January 15, 2016, or (2) his separation from service as a director of Dynegy.

Certain Transactions and Other Matters

        For a description of certain transactions with management and others, certain business relationships and compliance with Section 16(a) of the Exchange Act, see "Executive Compensation—Potential Payments Upon Termination or Change in Control," "Transactions with Related Persons, Promoters and Certain Control Persons" and "Section 16(a) Beneficial Ownership Reporting Compliance."

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

        The following table sets forth information as of March 31, 2014 regarding the beneficial ownership of our common stock by: (1) each of our current directors; (2) each of our current executive officers; (3) all of our directors and executive officers as a group; and (4) each person or entity we know to beneficially own more than 5% of our outstanding shares of common stock.

        Beneficial ownership for the purposes of this table is determined in accordance with the rules and regulations of the SEC. Under such rules, beneficial ownership includes any shares as to which a person has sole or shared voting power or investment power and any shares which the person has the right to dispose or acquire within 60 days of March 31, 2014. Common stock subject to options and warrants, regardless of whether such arrangement is currently in the money, that are currently exercisable or exercisable within 60 days of March 31, 2014 are deemed to be outstanding and beneficially owned by the person holding the options or warrants, and common stock issuable upon vesting of RSUs that is vested or will vest within 60 days of March 31, 2014 is deemed to be outstanding and beneficially owned by the person holding the RSUs. These shares, however, are not deemed outstanding for the purposes of computing the percentage ownership of any other person. Percentage of beneficial ownership is based on

100,312,835 shares of common stock outstanding as of March 31, 2014. Except as disclosed in the footnotes to this table, we believe that each stockholder identified in the table possesses sole voting and investment power over all shares of common stock shown as beneficially owned by the stockholder.

        All percentages and share amounts are approximate based on current information available to us. The information available to us may be incomplete.

        Unless otherwise noted, the address for each person listed on the table is c/o Dynegy Inc., 601 Travis, Suite 1400, Houston, Texas 77002. The address for Franklin Advisers, Inc. is One Franklin Parkway, San Mateo, California 94403.

	Amount and Nature of Shares Beneficially Owned(1)
Name	Number	Percent of Class
5% Stockholders
Franklin Advisers, Inc.(2)	25,867,023	25.8%
Oaktree Capital Management, LP	8,245,986	8.2%
T. Rowe Price Associates, Inc.	7,233,460	7.2%
BlackRock, Inc.	5,662,640	5.7%
Avenue Capital Management II, L.P.	5,228,174	5.2%
Vanguard Group Inc.	5,167,685	5.2%
Executive Officers and Directors
Robert C. Flexon(3)	176,420	*
Clint C. Freeland(4)	50,338	*
Catherine B. Callaway(5)	44,397	*
Carolyn J. Burke(6)	43,419	*
Henry D. Jones(7)	38,966	*
Mario E. Alonso(8)	8,666	*
Pat Wood III(9)	24,087	*
Hilary E. Ackermann(10)	8,050	*
Paul M. Barbas(11)	8,050	*
Richard L. Kuersteiner(12)	15,550	*
John R. Sult(13)	8,050	*
Jeffrey S. Stein(14)	8,050	*
All executive officers and directors as a group (12 persons)	434,043	*

*
Percentage ownership of less than one percent.

(1)
Shares shown in the table above include shares held in the beneficial owner's name or jointly with others, or in the name of a bank, nominee or trustee for the beneficial owner's account.

(2)
The number of shares is as of March 21, 2014 and includes 1,533,887 shares issuable on the exercise of the Warrants. Notwithstanding the foregoing, a holder may not exercise any Warrant if it would cause such holder's beneficial ownership of our common stock and any other of our equity securities on parity (with respect to dividends) with such common stock (when aggregated with that of any of the holder's affiliates) to require the prior permission (including the expiration of applicable waiting periods) of any governmental or regulatory authority applicable to us, unless we and such holder have made all filings and registrations with, and obtained such permission (including the expiration of any such waiting periods) from, any such governmental and regulatory authorities, as are necessary or advisable.

FAV, an indirectly wholly owned subsidiary of Franklin Resources, Inc. ("FRI"), is deemed to be the beneficial owner of these shares for purposes of Rule 13d-3 under the Exchange Act in its capacity as the investment adviser to various investment companies registered under Section 8 of the Investment Company Act of 1940 and other accounts. When an investment management contract (including a sub-advisory agreement) delegates to FAV investment discretion or voting power over the securities held in the investment advisory accounts that are subject to that agreement, FRI treats FAV as having sole investment discretion or voting authority, as the case may be, unless the agreement specifies otherwise. Accordingly, FAV reports for purposes of section 13(d) of the Exchange Act that it has sole investment discretion and voting authority over the securities covered by any such investment management agreement, unless otherwise specifically noted.

(3)
Includes 5,337 and 124,804 shares issuable upon the exercise of our warrants and options, respectively. Amount shown does not include: 1) 70,187 RSUs and 182,039 options, each granted on October 29, 2012, pursuant to our 2012 Long Term Incentive Plan, and vest ratably over three years with the second vesting period taking place on October 29, 2014; 2) 43,290 RSUs and 67,568 options, each granted on March 18, 2013, pursuant to the 2012 Long Term Incentive Plan, and vest ratably over three years with the second vesting period taking place on March 18, 2015; and 3) 57,317 RSUs and 136,139 options, each granted on March 3, 2014, pursuant to the 2012 Long Term Incentive Plan, and vest ratably over three years, with the first vesting period taking place on March 3, 2015.

(4)
Includes 1,055 and 34,667 shares issuable on the exercise of our warrants and options, respectively. Amount shown does not include: 1) 18,048 RSUs and 46,810 options, each granted on October 29, 2012, pursuant to the 2012 Long Term Incentive Plan, and vest ratably over three years with the second vesting period taking place on October 29, 2014; 2) 14,430 RSUs and 22,522 options, each granted on March 18, 2013, pursuant to the 2012 Long Term Incentive Plan, and vest ratably over three years with the second vesting period taking place on March 18, 2015; and 3) 14,330 RSUs and 34,035 options, each granted on March 3, 2014, pursuant to the 2012 Long Term Incentive Plan, and vest ratably over three years, with the first vesting period taking place on March 3, 2015.

(5)
Includes 1,158 and 32, 415 shares issuable on the exercise of our warrants and options, respectively. Amount shown does not include: 1) 18,048 RSUs and 46,810 options, each granted on October 29, 2012, pursuant to the 2012 Long Term Incentive Plan, and vest ratably over three years with the second vesting period taking place on October 29, 2014; 2) 11,544 RSUs and 18,018 options, each granted on March 18, 2013, pursuant to the 2012 Long Term Incentive Plan, and vest ratably over three years with the second vesting period taking place on March 18, 2015; and 3) 13,895 RSUs and 33,004 options, each granted on March 3, 2014, pursuant to the 2012 Long Term Incentive Plan, and vest ratably over three years, with the first vesting period taking place on March 3, 2015.

(6)
Includes 1,016 and 31,851 shares issuable on the exercise of our warrants and options, respectively. Amount shown does not include: 1) 18,048 RSUs and 46,810 options, each granted on October 29, 2012, pursuant to the 2012 Long Term Incentive Plan, and vest ratably over three years with the second vesting period taking place on October 29, 2014; 2) 10,822 RSUs and 16,892 options, each granted on March 18, 2013, pursuant to the 2012 Long Term Incentive Plan, and vest ratably over three years with the second vesting period taking place on March 18, 2015; and 3) 13,895 RSUs and 33,004 options, each granted on March 3, 2014, pursuant to the 2012 Long Term Incentive Plan, and vest ratably over three years, with the first vesting period taking place on March 3, 2015.

(7)
Amount includes 5 and 23,759 shares issuable on the exercise of warrants and options, respectively. Amount also includes 15,202 RSUs granted pursuant to the 2012 Long Term Incentive Plan, which vest on April 1, 2014. Amount shown does not include: 1) 30,404 RSUs and 47,518 options, each granted on April 1, 2013, pursuant to the 2012 Long Term Incentive Plan, and vest ratably over three years with the second vesting period taking place on April 1, 2015; and 2) 13,895 RSUs and 33,004 options, each granted on March 3, 2014, pursuant to the 2012 Long Term Incentive Plan, and vest ratably over three years, with the first vesting period taking place on March 3, 2015.

(8)
Includes 421 and 6,054 shares issuable on the exercise of our warrants and options, respectively. Amount shown does not include: 1) 2,714 RSUs and 7,039 options, each granted on October 29, 2012, pursuant to the 2012 Long Term Incentive Plan, and vest ratably over three years with the second vesting period taking place on October 29, 2014; 2) 3,247 RSUs and 5,068 options, each granted on March 18, 2013, pursuant to the 2012 Long Term Incentive Plan, and vest ratably over three years with the second vesting period taking place on March 18, 2015; and 3) 6,080 RSUs and 14,439 options, each granted on March 3, 2014, pursuant to the 2012 Long Term Incentive Plan, and vest ratably over three years, with the first vesting period taking place on March 3, 2015. Mr. Alonso also holds 6,993 units of phantom stock, which are solely payable in cash.

(9)
Includes 7,068 RSUs granted pursuant to the 2012 Long Term Incentive Plan, which vest on May 21, 2014.

(10)
Includes 4,039 RSUs granted pursuant to the 2012 Long Term Incentive Plan, which vest on May 21, 2014.

(11)
Includes 4,039 RSUs granted pursuant to the 2012 Long Term Incentive Plan, which vest on May 21, 2014.

(12)
Includes 7,500 shares issuable upon the exercise of our warrants and 4,039 RSUs granted pursuant to the 2012 Long Term Incentive Plan, which vest on May 21, 2014.

(13)
Includes 4,039 RSUs granted pursuant to the 2012 Long Term Incentive Plan, which vest on May 21, 2014.

(14)
Includes 4,039 RSUs granted pursuant to the 2012 Long Term Incentive Plan, which vest on May 21, 2014.

 EXECUTIVE OFFICERS

        The following table sets forth the name and positions of our executive officers as of March 31, 2014, except as otherwise noted, together with their ages and period of service with us.

Executive Officer	Position	Age as of March 31, 2014	Served with Dynegy Since
Robert C. Flexon	President and Chief Executive Officer	55	2011
Clint C. Freeland	Executive Vice President and Chief Financial Officer	45	2011
Carolyn J. Burke	Executive Vice President and Chief Administrative Officer	46	2011
Catherine B. Callaway	Executive Vice President, General Counsel and Chief Compliance Officer	48	2011
Henry D. Jones	Executive Vice President and Chief Commercial Officer	53	2013
Mario E. Alonso	Executive Vice President, Strategic Development	43	2001

        The executive officers named above will serve in such capacities until the next annual meeting of our Board, or until their respective successors have been duly elected and qualified, or until their earlier death, resignation, disqualification or removal from office.

        Robert C. Flexon has served as our President and Chief Executive Officer since July 2011 and a director of Dynegy since June 2011. Prior to joining Dynegy, Mr. Flexon served as the Chief Financial Officer of UGI Corporation, a distributor and marketer of energy products and related services since February 2011. Mr. Flexon was the Chief Executive Officer of Foster Wheeler AG from June 2010 until October 2010 and the President and Chief Executive Officer of Foster Wheeler USA from November 2009 until May 2010. Prior to joining Foster Wheeler, Mr. Flexon was Executive Vice President and Chief Financial Officer of NRG Energy, Inc. from February 2009 until November 2009. Mr. Flexon previously served as Executive Vice President and Chief Operating Officer of NRG Energy from March 2008 until February 2009 and as its Executive Vice President and Chief Financial Officer from 2004 to 2008. Prior to joining NRG Energy, Mr. Flexon held executive positions with Hercules, Inc. and various key positions, including General Auditor, with Atlantic Richfield Company. Mr. Flexon served on the board of directors of Foster Wheeler from 2006 until 2009 and from May 2010 until October 2010.

        Clint C. Freeland has served as Executive Vice President and Chief Financial Officer since July 2011. Mr. Freeland is responsible for our financial affairs, including finance and accounting, treasury, tax and banking and credit agency relationships. Prior to joining Dynegy, Mr. Freeland served as Senior Vice President, Strategy & Financial Structure of NRG Energy, Inc. since February 2009. Mr. Freeland served as NRG's Senior Vice President and Chief Financial Officer from February 2008 to February 2009 and its Vice President and Treasurer from April 2006 to February 2008. Prior to joining NRG, Mr. Freeland held various key financial roles within the energy sector.

        Carolyn J. Burke has served as Executive Vice President and Chief Administrative Officer since August 2011. Ms. Burke is responsible for managing key corporate functions including information technology, human resources, investor relations and communications. Prior to joining Dynegy, Ms. Burke served as Global Controller for J.P. Morgan's Global Commodities business since March 2008. Ms. Burke served as NRG Energy Inc.'s Vice President and Corporate Controller from September 2006 to March 2008 and its Executive Director of Planning and Analysis from April 2004 to September 2006. Prior to joining NRG, Ms. Burke held various key financial roles at Yale University, the University of Pennsylvania and at Atlantic Richfield Company (now British Petroleum).

        Catherine B. Callaway has served as Executive Vice President, General Counsel and Chief Compliance Officer since September 2011. Ms. Callaway is responsible for managing all legal affairs, including legal services supporting Dynegy's operational, commercial and corporate areas, as well as ethics and compliance. Prior to joining Dynegy, Ms. Callaway served as General Counsel for NRG Gulf Coast and Reliant Energy in August 2011. Ms. Callaway served as General Counsel for NRG Texas and Reliant Energy from August 2010 to August 2011 and as General Counsel for NRG Texas from November 2007 to August 2010. Prior to joining NRG Energy, Inc., Ms. Callaway held various key legal roles at Calpine Corporation, Reliant Energy, The Coastal Corporation and Chevron.

        Henry D. Jones has served as Executive Vice President and Chief Commercial Officer since April 2013. Mr. Jones is responsible for Dynegy's commercial and asset management functions for its power generation business. In addition, Mr. Jones leads a team that develops and executes both hedging and term contracting options for the entire fleet. Prior to joining Dynegy, Mr. Jones served as Managing Director, North American Power and Gas Sales, and Origination at Deutsche Bank starting in May 2010, and managed Deutsche Bank's North American Power and Gas trading activity starting in August 2012. Prior to joining Deutsche Bank, Mr. Jones was the Chief Operating Officer and Head of Trading at EDF Trading North America from August 2009 to February 2010, Head of Electricity Trading at EDF Trading Markets Limited from August 2008 to July 2009, and Director of Renewable Fuels Trading from July 2007 to July 2008. Mr. Jones was an investor, co-founder and chairman of Renewable Fuel Supply Limited from December 2003 to July 2007. Prior to 2003, Mr. Jones served in a variety of commercial positions with several domestic and international energy companies, including AEP Energy Services Ltd. and Duke Energy Corporation.

        Mario E. Alonso has served as our Executive Vice President, Strategic Development since February 2014 and Vice President, Strategic Development from June 2012 to February 2014. Mr. Alonso is responsible for leading the Company's strategic planning and corporate development activities. Mr. Alonso served as Vice President and Treasurer from July 2011 to June 2012, Vice President—Strategic Planning from December 2008 to July 2011 and Managing Director—Strategic Planning from June 2007 to December 2008. Prior to June 2007, Mr. Alonso served in various roles within the Company's Strategic Planning and Treasury Departments. Prior to joining Dynegy in 2001, Mr. Alonso was with Enron Corporation.

 COMPENSATION DISCUSSION AND ANALYSIS

        The following discussion should be read together with the compensation tables and disclosures for our Named Executive Officers included under "Executive Compensation." The following discussion contains statements regarding future company performance targets and goals. These targets and goals are disclosed in the limited context of our compensation programs and should not be considered as statements of our expectations or estimates of results or other guidance; to that end, these targets and goals will not be subject to updating.

        This Compensation Discussion and Analysis relates primarily to compensation decisions affecting 2013 compensation for our Named Executive Officers. For purposes of the 2013 Compensation Discussion and Analysis, our Named Executive Officers are anyone who served in 2013 as our Chief Executive Officer or Chief Financial Officer and the three other most highly compensated executive officers who were serving as executives at the end of 2013. These individuals are collectively referred to as our Named Executive Officers, and are identified below:

Name	Title in 2013
Robert C. Flexon	President and Chief Executive Officer
Clint C. Freeland	Executive Vice President and Chief Financial Officer
Carolyn J. Burke	Executive Vice President and Chief Administrative Officer
Catherine B. Callaway	Executive Vice President, General Counsel and Chief Compliance Officer
Henry D. Jones	Executive Vice President and Chief Commercial Officer

Executive Summary

  2013 Business Highlights

        During 2013 we continued to firmly establish Dynegy's growth foundation. While the past twelve months marked another year of challenges in the merchant energy sector, throughout this period, as a result of our strong management team and experienced, skilled and committed employees, we were able to seize opportunities that furthered our strategic objective to grow the Company. Our overall performance in 2013 was note-worthy and continued to reflect our attention to capital deployment and effective execution of our business strategy. Consequently, we were able to deliver strong results for our stockholders and further position the organization to capitalize on the expected future dynamics that will impact the power industry. Our key accomplishments over the course of 2013 include:

  •
  Met updated Adjusted EBITDA guidance, (which excluded IPH), and exceeded Adjusted Free Cash Flow guidance;

  •
  Achieved the lowest recordable safety incidents in our history—a 35% reduction in employee recordable rate versus 2012;

  •
  Strengthened our balance sheet and liquidity through refinancing of debt, releasing $355 million of restricted cash, reduced posted collateral by over 40% and ended the year with $946 million of liquidity at Dynegy Inc. and $215 million of liquidity at IPH;

  •
  Reached a new four-year labor agreement with IBEW Local 51, the union which operates our Baldwin, Wood River, Hennepin and Havana coal plants;

  •
  Reached agreement with Southern California Edison for new multiyear energy and capacity supply contracts at our Moss Landing generation facility;

  •
  Completed the sales of the Roseton and Danskammer power generation facilities. Following final court proceedings, these two transactions concluded the bankruptcy reorganization of our subsidiary, with Dynegy receiving approximately $1 million in cash, and an additional cash receipt of $12 million from the return of a previously issued letters of credit;

  •
  Acquired New Ameren Energy Resources, or AER, and its subsidiaries. Following the transaction, we now have more than 8,000 megawatts of generating capacity in Illinois (nearly 14,000 MW nationally) and gained entry into the retail and marketing businesses through Homefield Energy. Additionally, this combination created more than $95 million in labor, G&A and coal transportation synergies; and

  •
  Our continuous improvement program, Producing Results through Innovation by Dynegy Employees, or PRIDE, resulted in additional balance sheet improvements of $191 million and earnings improvements of $39 million.

  Key Features of Our Compensation Program

        During the course of 2013, the Compensation Committee, with the assistance of Meridian Compensation Partners, conducted a comprehensive assessment of the compensation programs provided to our Named Executive Officers and other key employees. The objective was to ensure that our compensation programs and practices remain consistent with our stated compensation philosophy, are further aligned with the Company's business strategy and acknowledge evolving competitive practices and corporate governance standards. While no substantive changes were made, this process allowed the Compensation Committee to establish further clarity regarding the key features of our compensation program.

We Do...
✔	Pay for Performance via a compensation structure that includes a competitive base salary and performance based short-term and long-term incentive awards that are aligned with stockholder interests.
✔	Provide Long-Term Incentives that include Performance Stock Units based on Total Stockholder Return and cap these awards when TSR outperforms the peer group but is negative.
✔
Have Change in Control cash severance benefits that are subject to "double trigger" provisions which require both the occurrence of a change in control event and "good reason" (i.e., involuntary termination, material reduction in duties or total compensation, or relocation of principal office 50 miles or greater).
✔	Enforce stock ownership requirements for all officers that require attainment of ownership levels before equity sales transactions can occur.
✔	Have an independent compensation consultant that reports directly to the Compensation Committee.
✔
Conduct an annual incentive risk assessment to ensure that the structure and design of our compensation programs are not reasonably likely to result in excessive risk-taking that could have a material adverse impact on the Company.
✔	Have a clawback mechanism in place for incentive awards.

We Do Not...
×	Offer supplemental executive retirement plan benefits.
×	Engage in option backdating or repricing.
×	Permit hedging or pledging of Company stock by Directors or Officers.
×	Provide excise tax assistance upon a Change in Control.
×	Provide any material perquisites, other than reimbursement for financial planning and tax advice.
×	Encourage excessive risk or inappropriate risk taking though our incentive programs.

Compensation Philosophy and Program Objectives

  Executive Compensation Philosophy

        Our executive compensation program, administered by the Compensation Committee, is primarily designed to attract, motivate and retain a highly qualified executive management team capable of effectively managing our business. Our executive compensation program reflects a fundamental belief that rewards should be competitive, both in elements and amount, with the broad labor market in which we compete for executive talent and commensurate with corporate and individual performance.

        Continuing efforts initiated in late 2012, the Compensation Committee, engaged its independent consultant, Meridian Compensation Partners, to assess the compensation philosophy and programs provided to our Named Executive Officers and other key employees. This assessment included a review of our "Compensation Guiding Principles" which serve to formalize and document our compensation philosophy and provide a foundation for certain compensation decisions, as well as a common language for communicating those decisions to executives, employees and stockholders.

  Our Compensation "Guiding Principles"

✔	Our compensation strategy is based on our purpose, core values and business strategy;
✔
Our total compensation for each individual should provide reasonable upside potential for exceptional performance, and, with respect to incentive compensation, risk of no payment when performance objectives are not achieved;
✔	Our compensation programs should allow for differential pay levels based on both corporate and individual performance;
✔	Our compensation elements—base pay, short-term and long-term incentives—should complement and not conflict with each other;
✔	Our variable pay programs should be designed as forward-looking incentives that reflect individual and corporate performance;
✔	Our long-term incentives should encourage share price improvement and a strong link to stockholder interests;
✔	Our compensation programs should be designed and administered to maximize stockholder value; and
✔
Our overall compensation strategy should recognize that attraction and retention of key talent is critical to the attainment of our stated business goals and objectives and to the creation of value for our stockholders.

  Executive Compensation Program Objectives

        Consistent with the stated purpose and the Compensation Guiding Principles listed above, the structure of our compensation program reflects the following key objectives: (1) Pay for Performance; (2) Market Competitiveness; and (3) Alignment with Stockholder Value.

        Pay for Performance.    We believe the variable components of compensation should not be viewed as entitlements, but rather should be awarded for delivering results relative to pre-determined business goals and objectives and for successfully executing our business strategy to create long-term value for our stockholders. At the start of the 2013 calendar year, the members of the Board and Compensation Committee reviewed and approved objectives to be used by executive management and the Board in assessing our 2013 annual performance.

        2013 Critical Success Factors.    Following a review of our strategic plan, the Compensation Committee approved in January 2013 the 2013 critical success factors and associated objectives and metrics to be used in determining STI funding for the 2013 performance year. The 2013 critical success factors are illustrated below.

2013 Critical Success Factor	Weighting
Financial Performance	30%
Operational Excellence	20%
Gross Margin Capture	15%
Effective Corporate Support	15%
Capital Allocation	20%

        Similar to 2012, the 2013 critical success factors are each weighted, with financial performance being weighted most heavily, and include a number of supporting objectives and metrics that were used to evaluate performance throughout the year. "Financial Performance" represents our effort to meet or exceed financial performance targets as measured by Adjusted EBITDA,1 Adjusted Free Cash Flow,2 and actions related to identifying sustainable fixed cash cost reductions and operating margin improvement opportunities across the organization. "Operational Excellence" and "Gross Margin Capture" represent our focus on efficient operating practices that achieve safety, environmental and reliability targets, complemented by commercial and asset management strategies focused on protecting and maximizing the value of our assets that provide near-term stability and preserve long-term flexibility. "Effective Corporate Support" primarily represents the internal efforts related to regulatory and investor relations strategies and outreach, maintaining a strong internal controls environment and our continuing focus on establishing a culture that is aligned with our purpose and core values. Finally, "Capital Allocation" represents our efforts related to growing the Company while increasing liquidity to create capital allocation opportunities and flexibility.

        Additionally, the Compensation Committee approved a financial performance requirement, or "gate", for the 2013 STI program, Adjusted Free Cash Flow. This separate funding gate served as the minimum performance level to be met before our STI award program was funded for any employee, including our Named Executive Officers. We believe this fosters alignment of the interests of our Named Executives Officers and employees with investor interests and our annual performance goals and objectives.

        These five critical success factors were used to assess the organization and the collective performance of our Named Executive Officers for the year. The objectives within each of the critical success factors have, where possible, quantifiable metrics used to evaluate the level of attainment achieved during 2013. Our progress, and the Named Executive Officers' contributions relative to these goals and objectives, was discussed throughout the year by the Board and Compensation Committee. Following year-end, compensation awards were determined by the Compensation Committee based upon their overall assessment of performance, including the degree to which these critical success factors and corresponding objectives were achieved. Please see Determining 2013 Short—Term Compensation below for details.

        Individual Performance.    In addition to the above described goals and objectives, executive compensation decisions are also based on individual performance. In particular, we defined our core values to reflect the key leadership qualities and behavioral attributes that all employees, including our Named Executive Officers, are expected to demonstrate and foster. These core values are: safety, accountability, collaboration, integrity and agility. In evaluating our Chief Executive Officer from this perspective, the Compensation Committee conducted an annual performance review together with the Board and evaluated his performance based on interaction with him and his performance throughout the year. Similarly, the Compensation Committee, which approves the compensation for our executive officers other than our Chief Executive Officer, consulted with the Chief Executive Officer as to his performance review of our other executive officers and their achievements relative to our objectives and core values.

        Market Competitiveness.    We believe that in order to attract and retain highly qualified executives, our executive compensation program must be competitive, both in elements and amount, with the broader labor market in which we compete for talent. To support our objective of paying market competitive compensation, the Compensation Committee conducts an annual competitive evaluation (including, among other things, a review of proprietary and proxy statement information) with its independent compensation consultant.

(1)
Adjusted EBITDA is defined as EBITDA adjusted to exclude (i) gains or losses on the sale of certain assets, (ii) the impacts of mark-to-market changes on derivatives related to our generation portfolio; as well as interest rate swaps and warrants, (iii) the impact of impairment charges and certain other costs such as those associated with AER acquisition, internal reorganization and bankruptcy proceedings, (iv) income or loss associated with discontinued operations, and (v) income or expense on up-front premiums received or paid for financial options in periods other than the strike periods.

(2)
Adjusted Free Cash Flow is defined as cash flow from operations less maintenance and environmental capital expenditures, the cash impact of the AER acquisition and debt refinance costs plus return on restricted cash. Adjusted Free Cash Flow also includes receipts or payments related to interest rate swaps and excludes the impact of changes in collateral.

        Independent Consultant.    Under its charter, the Compensation Committee has the authority to retain a compensation consultant. The Compensation Committee has retained Meridian since October 2012 as its independent consultant. Meridian was selected based upon the firm's depth and breadth of expertise in executive compensation and familiarity with our industry and organization. During 2013, services provided by Meridian included a comprehensive review and benchmarking of the compensation philosophy and programs provided to our Named Executive Officers and other executives, the collection and analysis of competitive executive and director compensation data, and updates regarding executive compensation trends and information regarding applicable legislative, regulatory and governance practices that may impact executive compensation practices and administration. Meridian reports to and acts at the sole discretion of the Compensation Committee, which is responsible for determining the scope of services performed. In August 2013, the Compensation Committee reviewed the independence factors adopted by the NYSE (and subsequently approved by the SEC in January 2013) for compensation consultants. The Compensation Committee considered Meridian's independence based on these factors and determined that no conflict of interest exists in the engagement with Meridian.

        Benchmarking.    At the request of the Compensation Committee, and in connection with the comprehensive executive compensation review conducted in 2012, over the course of 2013 Meridian conducted a benchmarking study to assess the competitiveness of the compensation of our Named Executive Officers. The benchmarking study provided competitive market compensation data derived from an industry-specific compensation survey and from proxy statements filed by companies in our industry that comprised our comparator group.

        Specifically, benchmark compensation data for positions with similar roles and responsibilities as our Named Executive Officers were compiled from the Towers Watson 2012 CDB Energy Services Executive Compensation Survey. These energy industry survey data were used to assess the market competitiveness of the compensation of our Named Executive Officers, as the data generally reflects the broader energy industry market in which we compete for executive talent. Please see the table in Annex A for a complete listing of the companies included in the energy industry survey data. The benchmarking study also analyzed publicly disclosed compensation data for the comparator companies to provide additional context for the Compensation Committee's executive compensation decisions. The comparator group used in the 2012 benchmarking study consisted of the following six companies with primary operations in the independent power producers, or IPP, segment of the energy industry: AES Corporation, Atlantic Power Corporation, Calpine Corporation, Genon Energy, NRG Energy, and TransAlta Corporation. This group of companies was consistent with those used in prior years' benchmarking studies. The Compensation Committee determined that benchmarking data from this comparator group, in conjunction with the energy industry survey data, provided a reasonable basis for assessing the competitiveness of the compensation for the Named Executive Officers.

        As a result of the comprehensive review conducted by Meridian in early 2013, the Compensation Committee decided to expand the comparator group of companies that will be used in the 2013 benchmarking study. Criteria used to evaluate the comparator group included financial metrics (assets, revenues, market capitalization and enterprise value), operational scope (i.e., merchant generation capacity and commodity focus) and market-based factors (i.e., competition for labor talent). The result was the adoption of a 12-company comparator group comprised of a combination of IPPs, electric utilities and multi-utilities (AES Corporation, Atlantic Power Corporation, Calpine Corporation, NRG Energy Inc., TransAlta Corporation, Edison International, Entergy Corporation, First Energy Corporation, PPL Corporation, Ameren Corporation, DTE Energy Company, and Public Service Enterprise Group).

        The comparator group data collected by Meridian included compensation pay practices, base salaries, target annual incentives, long-term incentive award levels and total compensation amounts for positions with similar roles and responsibilities as each of our Named Executive Officers, where available. In addition to assessing the competitiveness of compensation, the benchmark data is considered as a general reference point by the Compensation Committee when making compensation decisions for our Named Executive Officers.

        Alignment with Stockholder Value.    Granting equity compensation awards to our employees, including our Named Executive Officers, is an important way that we align the interests of those individuals with the interests of our stockholders. The value of equity compensation is dependent upon the value of our common stock. Individuals who are granted equity compensation have a direct financial interest in the performance of that stock. An important aspect of our compensation philosophy is to provide eligible individuals with additional incentive and reward opportunities designed to enhance our long-term profitability and further align such individuals' interests with those of our stockholders. Please read "Elements of Compensation and 2013 Compensation—Long-Term Incentives" below for further discussion of Named Executive Officers' long-term incentives.

        Say on Pay.    At our annual meeting of shareholders held in May 2013, we received a favorable result on our Say on Pay proposal, with 99.8% of our stockholders represented in person (through internet access) or by proxy voting to approve the compensation of our Named Executive Officers. The Compensation Committee believes this result is an indication that a significant majority of our shareholders are satisfied with our executive compensation policies and decisions, and that our executive compensation program effectively aligns the interests of the Named Executive Officers with the interests of our shareholders. The Compensation Committee will continue to consider the outcomes of our Say on Pay votes when making future compensation decisions.

        Potential Impact of Restatements and Ability to Claw Back Compensation Awards.    The Compensation Committee has a mechanism to address any restatements, if they occur, that may impact our key financial metrics and our financial performance. The Compensation Committee will take action, as it determines to be appropriate, with respect to bonuses or other incentive or equity compensation awards to the extent such specified performance targets were not achieved in light of a restatement, which could include seeking to recover amounts paid. We believe this mechanism allows for remedial action to be taken if executive compensation is awarded for achievement of financial performance that is later determined not to have been achieved and further aligns our Named Executive Officers' interests with those of our stockholders.

Elements of Compensation and 2013 Compensation

        As previously noted, our Named Executive Officers are eligible to receive three primary elements of compensation: base salary; short-term cash incentive awards; and long-term incentive awards. The target allocation of our compensation elements places an emphasis on long-term incentives and is illustrated in the graphs below.

CEO Total Target Compensation	All Other NEOs Total Target Compensation

  Base Salary

        Base salaries are the fixed, recurring cash portion of the Named Executive Officer's total compensation package. In determining the level of base salary for each Named Executive Officer, the

Compensation Committee considers job responsibilities, our budget for annual merit increases, external benchmark data (our comparator group and energy industry survey data as described above under "—Executive Compensation Philosophy—Market Competitiveness") of companies provided by its independent compensation consultant, internal pay equity, and the individual performance of each Named Executive Officer. The Compensation Committee exercises its judgment while considering competitive data, individual performance, internal pay equity, current position relative to the market and market value, among other factors, to determine base salaries for our Named Executive Officers.

        After not receiving a base salary increase since the start of his employment in 2011, the Compensation Committee recommended a modest base salary increase for Mr. Flexon effective March 2013. Additional annual increases will be considered in the future for Mr. Flexon based on the comparator group data, the Company's performance and his individual contributions. Similarly, Mr. Freeland, Ms. Burke and Ms. Callaway had not received a base salary adjustment since 2011. In each situation, salary increases were recommended to align their compensation with market competitive levels. Mr. Freeland received a more significant increase to reflect his performance, the complexity of his role and to better reflect his market position relative to the comparator group of companies in our industry. The base salary for Mr. Jones was set at $475,000 in connection with the start of his employment as Chief Commercial Officer on April 1, 2103.

Named Executive Officer	Previous Base Salary	Base Salary as of December 2013	Percentage Increase from 2012
Robert C. Flexon	$875,000	$900,000	2.9%
Clint C. Freeland	$450,000	$500,000	11.1%
Carolyn J. Burke	$450,000	$475,000	5.6%
Catherine B. Callaway	$450,000	$475,000	5.6%
Henry D. Jones	N/A	$475,000	N/A

  Short-Term Incentive

        Short-term incentive, or STI, awards serve as a variable, at-risk element of each Named Executive Officer's total compensation package. The program is designed to provide our Named Executive Officers and eligible employees with STI rewards based on annual performance against specific identified financial, strategic, and operational goals that the Compensation Committee and the Board believe are critical to our success and the achievement of sustainable long-term total return to our stockholders. STI awards are paid in cash. The annual STI opportunity for each Named Executive Officer was established in their employment agreements (expressed as a percent of annual base salary), and have remained unchanged since 2011. The Named Executive Officers may be awarded STI awards in a range from zero to two times these STI target opportunities based on corporate performance and individual performance. Additionally, funding of STI awards is dependent upon successfully meeting the funding "gate". This separate funding gate serves as the minimum performance level that must be met before our STI award program is funded for any employee, including our Named Executive Officers. We believe this fosters the alignment of the interests of our Named Executives Officers with investor interests and our annual performance goals and objectives. Please read "Determining 2013 Short-Term Compensation" below for further discussion of the Named Executive Officers' STI awards for the 2013 performance period.

  Long-Term Incentive

        Long-term incentives serve as the most significant performance based element of the executive's total compensation package. Our long-term incentive awards generally focus on the attainment of long-term performance goals and objectives, which are deemed instrumental in creating long-term value for stockholders and long-term retention incentives for our executives. Long-term incentive opportunities, in the form of equity based awards, typically do not fully vest until three years after the grant date. These equity awards are structured to achieve a variety of long-term objectives, including: attracting and retaining executives; aligning executives' financial interests with the interests of stockholders; and rewarding the achievement of long-term strategic goals and/or superior stock price performance. Long-term incentive awards are normally granted during the month of March each year but may also be granted in connection with the initial employment of executives.

        Historically, we granted a mix of stock options and RSUs to our Named Executive Officers. In 2013, the Compensation Committee determined it was appropriate to include performance based share units, or PSUs, into long-term incentive compensation. As such, we granted to each Named Executive Officer long-term incentive awards on March 18, 2013 comprised of 50% RSUs, 25% stock options and 25% PSUs. The Compensation Committee believes these awards will provide an appropriate balance of alignment with long-term stockholder interest and the retention of our Named Executive Officers. The Compensation Committee reviews the mix of long-term incentive awards for our Named Executive Officers, and will consider changes to the mix in the future as it deems appropriate.

        The table below illustrates the 2013 long-term incentive award grant value for each Named Executive Officer. In making decisions concerning long-term incentive awards made to our Named Executive Officers, the Compensation Committee considers competitive benchmarking data, the performance of the Company, individual performance of our Named Executive Officers, and other factors the Committee deems relevant. In the case of Mr. Jones, the long-term incentive award value represents the award granted to him in connection with the start of his employment on April 1, 2013 and was provided to acknowledge the significant forfeiture of incentive awards from his previous employer.

Named Executive Officer	Grant Value of 2013 Long Term Incentive Award	Stock Option Value	Restricted Stock Option Value	Performance Unit Value
Robert C. Flexon	$3,000,000	$750,000	$1,500,000	$750,000
Clint C. Freeland	$1,000,000	$250,000	$500,000	$250,000
Carolyn J. Burke	$750,000	$187,500	$375,000	$187,500
Catherine B. Callaway	$800,000	$200,000	$400,000	$200,000
Henry D. Jones	$2,200,000	$550,000	$1,100,000	$550,000

        PSUs are earned over a three-year performance period based upon our Total Shareholder Return, or TSR, over that period relative to a selected group of energy industry peer companies. In 2013, PSUs comprised 25% of the total target grant value of our long-term incentive awards. The number of PSUs awarded to each Named Executive Officer was based on the fair market value of our common stock on the day of grant. The Compensation Committee selected these companies, in consultation with Meridian, because of their similarity to us in business focus, as these companies represent a valuable reference point for evaluating the relative shareholder return. The Compensation Committee selected TSR as the performance measure because it directly aligns with the long-term interests of our stockholders. The key characteristics of the PSUs are as follows:

  Performance Share Unit Structure

  •
  Three-year performance period (2013 through 2015)

  •
  Payout opportunity of 0-200% of target, intended to be settled in shares

  •
  Cumulative TSR percentile ranking calculated at end of performance period and applied to a pre-established payout scale to determine the number of earned/vested PSUs

  •
  If absolute TSR is negative, PSU award payouts will be capped at 100% of the target number of PSUs granted, regardless of relative TSR positioning

TSR Peer Companies

AES Corporation	Entergy Corporation	PPL Corporation
Calpine Corporation	Exelon Corporation	Ameren Corporation
NRG Energy Inc.	First Energy Corporation	Dominion Resources Inc.
Edison International	NextEra Energy Inc.	DTE Energy Company
	Sempra Energy	Public Service Enterprise Group Inc.

        Awards of RSUs are intended to support the attraction and retention of executives. As noted above, in 2013 RSUs comprised 50% of the total target grant value of our long-term incentive awards. The number of RSUs awarded to each Named Executive Officer was based on the fair market value of our common stock on the day of grant and the awards will vest equally in three annual installments on the anniversary of the grant date.

        Stock options comprised 25% of the total target grant value of our long-term incentive awards in 2013. Stock options are intended to align the Named Executive Officers with the interests of our stockholders because stock option value is directly tied to appreciation in the value of our stock. The number of stock options awarded to each Named Executive Officer was based on the Black Scholes value per share which is calculated based on the fair market value of our common stock on the day of grant. Stock options vest equally in three annual installments on the anniversary of the grant date and have an exercise price equal to the closing market price of our common stock on the grant date.

  Retirement Benefit Plans

        Qualified benefit plans comprise additional elements of total compensation for our Named Executive Officers.

        Each Named Executive Officer is eligible, as are all our corporate employees, to participate in the Dynegy 401(k) Plan, which provides for a dollar-for-dollar match for each dollar contributed (on a pre-tax or Roth basis) up to 5% of salary (with such elective contributions capped at $17,500 for 2013). Our matching contributions to the Dynegy 401(k) Plan vest at a rate of 50% per year of service.

        Each Named Executive Officer is also eligible for a qualified pension benefit under the Dynegy Inc. Retirement Plan, or the Retirement Plan. This pension benefit, in the form of the Portable Retirement Benefit, or PRB, provides a defined benefit that grows each year at a variable rate (30-year Treasury rate). This benefit, introduced in 2001, provides an annual contribution of 6% of the Named Executive Officer's salary (with such salary capped at $255,000 for plan purposes for 2013). Dynegy contributions to the PRB vest at a rate of 33.33% per year of service.

        We do not maintain any supplemental executive retirement plans.

  Executive Perquisites

        The Compensation Committee reviews executive perquisites on an annual basis. Each Named Executive Officer is eligible to receive annual reimbursement for reasonable costs incurred for individual tax and financial planning advice in an amount not to exceed $10,000 per year. Please read "Executive Compensation—Summary Compensation Table for 2011, 2012 and 2013" below for further details on executive perquisites.

        Overall, the total value of perquisites for our Named Executive Officers represents less than 1% of total compensation in 2013. While the Compensation Committee will continue to assess the competitiveness of executive perquisites, they believe the current limited use of this element of total compensation is appropriate.

  Employment Agreements

        In building the current executive team, the former Compensation Committee concluded that, given the uncertainties faced by the Company, to attract talented and qualified executives it would be appropriate to enter into employment agreements. Therefore, during 2011, we entered into employment agreements with Mr. Flexon, Mr. Freeland, Ms. Burke and Ms. Callaway. In 2013, in an effort to treat the executives uniformly, we entered into a similar employment agreement with Mr. Jones upon his employment. Each of the employment agreements for our Named Executive Officers is set to expire on December 31, 2014; however, subject to 90 day notice to terminate by either the Company or the Named Executive Officer, each agreement will renew annually.

        As part of its assessment of our executive compensation programs and practices, in March 2013 the Compensation Committee approved certain changes to the employment agreements. These changes included the elimination of the Excise Tax Reimbursement provision for each Named Executive Officer. Coincident with this action, the Compensation Committee amended the Dynegy Inc. Executive Change in Control Severance Pay Plan, as amended, or Change in Control Plan, to implement a "Best Net" provision. Under the "Best Net" provision, benefits resulting from a change of control will be cut back if doing so results in greater after-tax proceeds to a covered participant absent such cut back. Otherwise, the participant will receive payment of all change of control related benefits and will be responsible for paying all excise tax imposed on such payments. The Compensation Committee also changed the STI language in the employee agreements to provide consistency between the agreements and the Dynegy Inc. Incentive Compensation Plan, or STI Plan. Key provisions contained in the employment agreements are described more fully below under "Potential Payments Upon Termination or Change in Control—Employment Agreements".

  Change in Control and Severance Arrangements

        We have entered into arrangements and maintain plans under which specified payments and benefits would be provided to the Named Executive Officers in connection with a change in control. The Change in Control Plan provides for certain severance benefits payable in the event of an involuntary termination in connection with a change in control (i.e., "double trigger"). Also, certain long-term incentive award agreements provide for accelerated vesting of outstanding equity based awards in the event of a change in control. We believe these arrangements are important competitive benefits that assist in the attraction and retention of critical talent. Please read "Executive Compensation—Potential Payments Upon Termination or Change in Control" for further details on our change in control plans.

        We also maintain the Dynegy Inc. Executive Severance Pay Plan, as amended, or Executive Severance Pay Plan, that provides for payment of certain severance benefits in the event of a termination not in connection with a change in control. We believe the Executive Severance Pay Plan is an important competitive benefit that assists in the attraction and retention of critical talent. For details regarding the Executive Severance Pay Plan, please read "Executive Compensation—Potential Payments Upon Termination or Change in Control—Severance Eligible Terminations."

Determining 2013 Short-Term Incentive Compensation

  2013 Performance Achievement

        The 2013 STI performance objectives were categorized into five "Critical Success Factors," which were approved by the Compensation Committee and Board in January 2013. Each Critical Success Factor

is weighted and consisted of a number of quantifiable performance metrics and targets. The performance for each is measured and results in a funding percentage for the overall STI program. In determining the overall performance achievement for 2013, the Compensation Committee considered the following results:

Critical Success Factor	Weight	Performance Summary	Funding Calculation
Financial Performance	30%	• Achieved $222M in Adjusted Free Cash Flow (against a target of $159M).	30%
		• Delivered PRIDE improvements of $39M in fixed cash costs (fixed cash target of $42M) and $191M of balance sheet efficiencies (versus a target of $83M).
		• Adjusted EBITDA performance of $215M (excluding IPH) achieved updated 2013 guidance ($220-$225M), but failed to meet initial target of $260M.
Operational Excellence	20%	• Lowest recordable safety incidents in the Company's history.	16%
		• Successfully entered into a new four-year collective bargaining agreement with the union that represents our Coal segment employees.
		• Restructured CCGT maintenance agreements; Initiated Kendall Uprate effort (80MW in total).
Gross Margin Capture	15%	• Entered into an agreement with Southern California Edison for two new energy and capacity supply transactions from Moss Landing Units 6 and 7 for planning years 2014-2016.	12%
		• Lowered gas sourcing cost at Independence and in market availability improvements and heat rate reductions within the Gas segment.
Corporate Support Activities	15%	• Successfully completed efforts related to the Illinois Pollution Control Board's decision to grant a variance to IPH for temporary relief of the Illinois' Multi-Pollutant Standard air emissions rule.	14%
		• Established a strong controls environment with no material weaknesses.
Capital Allocation	20%	• Successfully completed acquisition of AER and its subsidiaries, which included five coal-fired power plants with 4,062 MW of generation capacity and associated retail and marketing businesses.	40%
		• Implemented steps necessary to realize $95 million of synergies from the AER acquisition in 2014, exceeding the original target of $60 million and the revised target of $75 million.
		• Refinanced debt at an average rate of 4.72% and released $355M of restricted cash.
		• Reduced posted collateral by over 40% to $179M.
		• Achieved year end liquidity of $946M at Dynegy Inc. and $215M of liquidity at IPH.

        Short-Term Incentive Awards.    Annual STI awards for our eligible employees, including the Named Executive Officers, are paid through an incentive pool that covered approximately 800 employees for the 2013 performance year. The final incentive funding pool is based on the results against our Critical Success Factors.

        To ensure that the 2013 STI performance objectives establish a direct link to the interests of our Named Executive Officers and stockholders, the Compensation Committee assessed performance against the Critical Success factors as well as strategic factors (e.g., the AER acquisition) to establish the size of the incentive pool to be used for the payment of annual incentive awards for the current year.

        Following review of year end performance against the Critical Success Factors the Compensation Committee determined the overall performance achievement for 2013. Based on the achievement levels on the quantitative and qualitative Critical Success factors described earlier, the Compensation Committee approved the funding level for the STI Plan for all employees, including our Named Executive Officers, at 112% of target.

        Individual Award Determination.    To determine STI awards for the organization, eligible employees, including the Named Executive Officers, establish performance goals at the start of the year. Progress is monitored throughout the year and supervisors are encouraged to provide feedback on performance against the objectives to employees on a regular basis. At year end, a final performance evaluation is conducted and employees are assessed across various rating categories based on both performance against their objectives as well performance relative to behavioral competencies that are linked to our values. These year end evaluations are used to determine the STI award each eligible employee receives, as employees had the opportunity to earn STI award payouts above or below the actual funding percentage based on their overall performance. A structured process is used to ensure a consistent application of the process is followed across the organization.

        The Compensation Committee determined the amount of each Named Executive Officers' award (in the case of the CEO the Compensation Committee recommended the award amount to the full Board) based on evaluation of their contributions during the year. In determining the 2013 STI awards, the key drivers considered by the Compensation Committee were the collective performance of our Named Executive Officers in managing and leading our business and their own subjective assessment of each Named Executive Officer's performance in managing his or her specific functions and the accomplishment of individual objectives.

        At year end, Mr. Flexon reviewed his assessment of each of his direct reports, including the Named Executive Officers, with the Compensation Committee. After considering these individual factors and the recommendations of Mr. Flexon (for the Named Executive Officers other than himself), the Compensation Committee concluded that the management team individually and collectively contributed to our accomplishments related to the critical success factors. On this basis, the Compensation Committee, and Board for Mr. Flexon, approved STI awards for Mr. Flexon, Mr. Freeland, Ms. Callaway, Ms. Burke and Mr. Jones. The chart below provides the approved STI award for each of the Named Executive Officers and the key accomplishments that formed the basis for each individual.

Named Executive Officer	Incentive Award	Performance Considerations
Robert C. Flexon	$1,100,000

•

Demonstrated initiative, vision and agility in providing the opportunity for us to be in a position to acquire AER. The acquisition required significant efforts in design, structuring, regulatory approvals, and negotiation and the outcome created significant market value for our stockholders with the potential for further upside.

•

Achieved updated 2013 Adjusted EBITDA guidance, which excluded IPH, and exceeded Adjusted Free Cash Flow guidance.

•

Under his leadership, significant changes were made to our safety program, resulting in our best performance on record—35% decline in recordables vs. 2012—and have established the foundation for further improvement in 2014 and beyond.

•

His continued progress in the area of talent management, including building a strong, experienced and diverse executive management team.

•

Provided visible and vocal leadership in promoting and developing a high performing and winning culture that will serve to differentiate us as we continue to build the Company.

•

His strong leadership in establishing, executing and communicating the Company's strategic objectives to our Board, employees and external stakeholders.

Clint C. Freeland	$410,000

•

Led the efforts to execute the refinancing that was an overwhelming success and provided us with very favorable interest rates (4.72% which replaced 11% debt), and no maturities until 2020.

•

His acumen in effectively managing our liquidity position that has more than doubled since 2012 and stood at approximately $946M at year end 2013, of which $660M was unrestricted cash. This, along with our balance sheet structure, provides a strong foundation to pursue our strategic objectives.

•

His effective supervision of internal financial and accounting functions and success in establishing a strong control environment.

Named Executive Officer	Incentive Award	Performance Considerations

Carolyn J. Burke	$435,000

•

Her leadership in leading the AER integration efforts. These complex integration efforts were successfully managed and resulted in no disruption to business operations and the identification of $95M in synergies.

•

Demonstrated vision and leadership in creating stockholder value through intrinsic improvements accomplished through our PRIDE program. She helped to embed this continuous improvement philosophy that has continued to create significant value that otherwise may not be realized.

•

Under her leadership our regulatory efforts gained substantial traction during the year, particularly in California and Illinois, and we are actively participating and commenting on proposed legislation at the federal level.

•

Her visible efforts as we continued our purposeful culture building efforts through our "Inspired Energy" initiatives.

Catherine B. Callaway	$410,000

•

Her role in negotiating the acquisition of AER and active participation in the strategic decisions critical to obtaining variance approval from the IPCB.

•

Her role in leading the DNE bankruptcy proceeding, including negotiations with creditors, tax authorities and potential purchasers which all contributed to the successful sale of the Roseton and Danskammer facilities.

•

Demonstrated her expertise in structuring the transaction with SCE that provided us with the greatest possible certainty of agreement and approval.

•

Under her leadership the Legal department has provided critical support of major initiatives across the Company, including the refinancing, contract negotiations with critical counterparties and ensuring compliance with the Dodd-Frank Act.

Henry D. Jones	$300,000

•

Under his leadership, significant improvements and changes in our Commercial function were made that resulted in an improved hedging program.

•

His active leadership in the contract settlement with SCE. This was a substantial accomplishment that ensured the future viability of Moss Landing Units 6&7 and improves 2014 - 2016 financial performance by $90 million versus the merchant alternative.

        In considering the award for Ms. Burke, Mr. Flexon and the Compensation Committee heavily weighted her individual contributions in terms of leading the AER integration efforts as well as her leadership in delivering value through our PRIDE program. In considering the awards for Ms. Callaway and Mr. Freeland, Mr. Flexon and the Compensation Committee wanted to reward Mr. Freeland's role in the refinancing efforts and enhancing our liquidity positions and similarly rewarded Ms. Callaway's role in negotiating the AER agreement and SCE settlement. Mr. Jones, who joined us in April and thus received a prorated award, provided notable contributions in the SCE agreement and was able to quickly identify and execute changes in our commercial hedging program. The Compensation Committee's recommendation, which was ultimately approved by the full Board, provided for a STI award for Mr. Flexon that reflected his leadership, vision and management that contributed to our noteworthy financial and operational performance in 2013, spearheaded the AER acquisition and has positioned us for further success in 2014 and beyond.

Establishing 2014 Incentive Compensation

  2014 Short-Term Incentive Opportunity

        Following a review of our 2014 strategic plan approved by the Board in December 2013, the Compensation Committee approved the 2014 critical success factors and associated objectives and metrics to be used in determining STI funding for the 2014 performance year. Building from our five year strategic plan, our 2014 Critical Success factors focus on three pillars, Customer Focus, Continuous Improvement, and Capital Allocation.

2014 Critical Success factors	Key Metrics	Weighting
Capital Allocation	• Financial Performance • Financial Optimization • Strategic Growth	50%

Customer Focus	• Commercial Execution • Retail Execution • Regulatory Advocacy and Support	25%

Continuous Improvement	• Operations and Operations Support • PRIDE and Integration related to the AER acquisition • Corporate Support	25%

        Similar to 2013, the 2014 critical success factors are weighted, with financial performance weighted most heavily, and include a number of supporting objectives and metrics that will be used to evaluate performance throughout 2014. Additionally, the Compensation Committee approved a financial performance requirement, or "gate", for the 2014 STI program, Operating Cash Flow target. This separate funding "gate" will serve as the minimum performance level that must be met before our STI award program will be funded for any employee. We believe this fosters the alignment of executive interests with investor interests and our annual performance goals and objectives.

        Additionally, for our 2014 annual incentive program for all Named Executive Officers, and other members of our executive management team, we have established caps on the maximum payout at the beginning of the performance period based on 5% of final Adjusted EBITDA. The cap serves to set a maximum level of payout and does not establish entitlement to a payment at the level of the cap. The Compensation Committee, in connection with Meridian, also reviewed STI targets for our Named Executive Officers. We believe the target opportunities are appropriately positioned with the general industry and comparator group data and were unchanged from 2013.

        2014 Long-Term Incentive Opportunity.    We continue to move towards a total compensation mix that is weighted towards performance-based compensation (annual and long-term incentives), where actual amounts earned may differ from targeted amounts based on Company and individual performance. Each Named Executive Officer has a target total compensation opportunity that is assessed annually by the Compensation Committee to ensure alignment with the overall compensation objectives. For 2014, the Compensation Committee sought to increase the performance-based portion of the long-term incentive awards to provide increased alignment between the long-term interests of our Named Executive Officers and those of our stockholders. As the chart below illustrates, the portion of PSUs has increased from 25% to 35% and correspondingly the portion of RSUs has decreased from 50% to 40%.

2014 LTI Allocation Mix

        The Compensation Committee believes this award mix will provide an appropriate balance of alignment with long-term stockholder interest and the retention of our Named Executive Officers.

Tax and Accounting Treatment of the Elements of Executive Compensation

        We account for stock-based compensation in accordance with Financial Accounting Standards Board (FASB) Accounting Standards Codification Topic 718 (ASC 718).

        Section 162(m) of the Internal Revenue Code generally disallows a tax deduction to public companies for individual compensation paid to the Chief Executive Officer and the other four highest compensated executive officers to the extent the compensation exceeds $1 million in any year. Performance-based compensation paid pursuant to a stockholder-approved incentive plan is not subject to the Section 162(m) limitations if certain requirements are met. As part of its role, the Compensation Committee reviews and considers the financial reporting and income tax deductibility of the compensation of our executive officers. Our policy is to utilize available tax deductions whenever appropriate and consistent with our compensation philosophy and objectives. However, the Compensation Committee retains the discretion to provide compensation to our executive officers that may not be fully deductible.

 COMPENSATION AND HUMAN RESOURCES COMMITTEE REPORT

        Our executive compensation program is administered and reviewed by the Compensation Committee, which consists of Messrs. Barbas (Chairman), Kuersteiner and Stein, all of whom are independent directors as such term is defined in the SEC Rules and the NYSE Listed Company Standards. The Compensation Committee has reviewed and discussed the Compensation Discussion and Analysis required by Item 402(b) of Regulation S-K with management and, based on such review and discussions, the Compensation Committee recommended to the Board that the Compensation Discussion and Analysis be included in this proxy statement.

        This report is submitted by the members of the Compensation Committee of the Board as of February 20, 2014:

  Paul M. Barbas, Chairman
  Richard L. Kuersteiner
  Jeffrey S. Stein

COMPENSATION AND HUMAN RESOURCES COMMITTEE INTERLOCKS AND INSIDER
PARTICIPATION

        Messrs. Barbas, Kuersteiner and Stein currently serve on the Compensation Committee. None of these members is a current or former officer or employee of Dynegy or any of its subsidiaries, is involved in any relationship requiring disclosure as an interlocking executive officer or director, or had any relationship requiring disclosure under Item 404 of Regulation S-K.

 EXECUTIVE COMPENSATION

Summary Compensation Table for 2011, 2012 and 2013

        The following table sets forth certain information regarding the compensation earned by or awarded to our Named Executive Officers for 2011, 2012 and 2013 (with information only for the years during which each individual was named a Named Executive Officer):

Name and Principal Position	Year(1)	Salary(2)	Bonus(3)	Stock Awards(4)	Option/SAR Awards(4)	Non-Equity Incentive Plan Comp.(5)	Change in Pension Value and Nonqualified Deferred Compensation Earnings(6)	All Other Comp.(7)	Total
Robert Flexon	2011	$403,846	$1,000,000	$—	$10,186,833	$315,000	$23,074	$148,921	$12,077,674
President & Chief Executive	2012	$875,000	$670,833	$1,968,750	$1,968,750	$525,000	$16,693	$136,706	$6,161,732
Officer	2013	$896,154	$670,833	$2,489,322	$750,000	$1,100,000	$17,844	$38,429	$5,962,582
Clint Freeland	2011	$214,615	$200,000	$—	$1,023,043	$125,550	$11,838	$85,868	$1,660,914
Executive Vice President &	2012	$450,000	$210,000	$506,250	$506,250	$225,000	$16,509	$152,959	$2,066,968
Chief Financial Officer	2013	$492,308	$210,000	$829,799	$250,000	$410,000	$16,085	$30,122	$2,238,314
Carolyn Burke	2011	$—	$—	$—	$—	$—	$—	$—	$—
Executive Vice President &	2012	$450,000	$177,000	$506,250	$506,250	$200,000	$15,318	$223,034	$2,077,852
Chief Administrative Officer	2013	$471,154	$177,000	$622,330	$187,500	$435,000	$15,966	$31,863	$1,940,813
Catherine Callaway	2011	$—	$—	$—	$—	$—	$—	$—	$—
Executive Vice President,	2012	$450,000	$210,000	$506,250	$506,250	$225,000	$15,246	$29,962	$1,942,708
General Counsel & Chief	2013	$471,154	$210,000	$663,862	$200,000	$410,000	$15,909	$33,575	$2,004,500
Compliance Officer
Henry Jones	2011	$—	$—	$—	$—	$—	$—	$—	$—
Executive Vice President &	2012	$—	$—	$—	$—	$—	$—	$—	$—
Chief Commercial Officer	2013	$347,115	$500,000	$1,794,824	$550,000	$300,000	$15,300	$32,896	$3,540,135

(1)
Mr. Jones was not included as a Named Executive Officer for 2011 and 2012. Mses. Burke and Callaway were not included as Named Executive Officers for 2011.

(2)
Amounts include salary earned for a full 12 months. Actual salary earned in any calendar year may vary from the annual base salary due to timing of pay cycles and time of service.

(3)
Amounts shown for 2011 for Messrs. Flexon and Freeland include cash sign-on bonuses received upon commencement of employment. Amounts shown for 2012 and 2013 under Bonus, except for Mr. Jones, include amounts paid in 2012 and 2013 under the Long-term Incentive Program—Cash. The Named Executive Officers received one-third of the total amount upon the Effective Date (October 2012) and the first anniversary date, the remaining one-third will be paid on the second anniversary date of the Effective Date (assuming the officer remains employed by us). For Mr. Jones, the amount for 2013 includes a cash sign-on bonus received upon commencement of employment.

(4)
The amounts shown under "Stock Awards" for 2012 and 2013 and "Option/SAR Awards" for 2011, 2012 and 2013 reflect the aggregate grant date fair value for RSUs and, in 2013, PSUs (using the Monte Carlo valuation model), in the case of "Stock Awards," and for option awards (using the Black Scholes valuation model), in the case of "Option Awards," calculated in accordance with FASB ASC Topic 718. Please read the discussion of the assumptions used in such valuation in Notes 17 and 18 of the Notes to Consolidated Financial Statements in our Annual Report on Form 10-K for the year ended December 31, 2013.

Upon our emergence from bankruptcy and pursuant to the Plan of Reorganization all outstanding equity awards of the Company as of the Effective Date, including all shares underlying the amounts reflected in the options/SAR column for 2011, were cancelled. For 2012, RSUs and stock options have a three-year ratable vesting schedule, with 1/3 of each award vesting each year beginning on October 29, 2013. For 2013, RSUs and stock options have a three-year ratable vesting schedule, with 1/3 of each award vesting each year beginning on March 18, 2014. The PSUs for 2013 require performance goals to be attained over a three-year period following the granting of the opportunity for any actual award to be earned. For the grant date fair value of the PSUs, the value reported in the table is based on the probable outcome of the performance conditions as of the grant date, March 18, 2014, using the Monte Carlo valuation model. Based on the share price at grant and assuming the maximum market and financial performance conditions are achieved, the maximum value of the PSUs granted in fiscal year 2013 and payable following completion of the 2013-2015 performance period are: Mr. Flexon $1,500,022, Mr. Freeland $500,023, Ms. Burke $375,005, Ms. Callaway $400,046 and Mr. Jones $1,100,017.

(5)
The amounts shown under "Non-Equity Incentive Plan Compensation" for 2011, 2012 and 2013 reflect cash bonuses awarded under the STI Plan. The 2011 incentive payments were earned in 2011 and paid in March 2012, the 2012 incentive payments were earned in 2012 and paid in March 2013 and the 2013 incentive payments were earned in 2013 and paid in March 2014.

(6)
The amounts shown for the Named Executive Officers reflect changes in pension value under the Retirement Plan and the Dynegy Inc. Restoration Pension Plan, as amended, or the Restoration Pension Plan.

(7)
The amounts shown as "All Other Compensation" for 2011, 2012 and 2013 are identified in the following table:

Name	Year	Perquisites and Other Personal Benefits ($)(1)	Tax Reimbursements ($)(2)	401(k) Plan Contributions	Restoration 401(k) Savings Plan Contributions	Portable Retirement Plan Contributions	Restoration Pension Plan Contributions	Life Insurance Premiums	Total
Robert Flexon	2011	$91,354	$23,151	$—	$7,942	$14,700	$9,531	$2,243	$148,921
	2012	$80,812	$25,760	$12,500	$—	$15,000	$—	$2,634	$136,706
	2013	$—	$—	$12,500	$—	$15,300	$—	$10,629	$38,429
Clint Freeland	2011	$54,594	$16,656	$—	$—	$12,877	$—	$1,741	$85,868
	2012	$89,549	$35,564	$10,385	$—	$15,000	$—	$2,462	$152,960
	2013	$—	$—	$9,231	$—	$15,300	$—	$5,591	$30,122
Carolyn Burke	2011	$—	$—	$—	$—	$—	$—	$—	$—
	2012	$144,433	$48,639	$12,500	$—	$15,000	$—	$2,462	$223,034
	2013	$—	$—	$11,038	$—	$15,300	$—	$5,525	$31,863
Catherine Callaway	2011	$—	$—	$—	$—	$—	$—	$—	$—
	2012	$—	$—	$12,500	$—	$15,000	$—	$2,462	$29,962
	2013	$—	$—	$12,750	$—	$15,300	$—	$5,525	$33,575
Henry Jones	2011	$—	$—	$—	$—	$—	$—	$—	$—
	2012	$—	$—	$—	$—	$—	$—	$—	$—
	2013	$—	$—	$12,750	$—	$15,300	$—	$4,846	$32,896

(1)
Amounts shown for 2011 based upon the average aggregate incremental cost to us under "Perquisites and Other Personal Benefits" include for Mr. Flexon tax services in the amount of $10,000 and for Messrs. Flexon and Freeland relocation expenses in the amount of $81,354 and $54,594, respectively. Amounts shown for 2012 include additional relocation expenses for Messrs. Flexon, Freeland and Ms. Burke in the amount of $70,812, $89,549 and $134,433, respectively. In addition, Mr. Flexon and Ms. Burke received reimbursement for tax services per their respective employment agreements in the amount of $10,000 each. The remaining Named Executive Officers did not receive perquisites in 2012 that exceeded the $10,000 threshold for reporting purposes. For 2013, the Named Executive Officers did not receive perquisites that exceeded the $10,000 threshold for reporting purposes.

(2)
Amounts shown for 2011 and 2012 under "Tax Reimbursements" represent tax gross-ups for the Named Executive Officers for their Perquisites and Other Personal Benefits.

Grants of Plan-Based Awards in 2013

        The following table sets forth certain information with respect to each grant of an award made to the Named Executive Officers in 2013 under the Dynegy Inc. 2012 Long Term Incentive Plan:

									All Other Option/SAR Awards Number of Securities Underlying Options/ SARs(4)
	Estimated Possible Payments Under Non-Equity Incentive Plan Awards(1)				Estimated Future Payouts Under Equity Incentive Plan Awards(2)			All Other Stock Awards Number of Shares of Stock or Units(3)		Exercise or Base Price of Option SAR Awards	Grant Date Fair Value of Stock and Option/SAR Awards(5)
Name	Grant Date	Threshold	Target	Maximum	Threshold	Target	Maximum
Robert Flexon	3/18/13	$—	$900,000	$—	16,234	32,468	64,936	64,936	101,352	$23.10	$3,239,326
Clint Freeland	3/18/13	$—	$375,000	$—	5,412	10,823	21,646	21,646	33,784	$23.10	$1,079,801
Carolyn Burke	3/18/13	$—	$356,250	$—	4,059	8,117	16,234	16,234	25,338	$23.10	$809,832
Catherine Callaway	3/18/13	$—	$356,250	$—	4,330	8,659	17,318	17,317	27,028	$23.10	$863,870
Henry Jones	4/1/13	$—	$356,250	$—	11,402	22,803	45,606	45,606	71,277	$24.12	$2,344,370

(1)
The amounts shown represent the awards that could be earned by the Named Executive Officers under the STI Plan for 2013. Based upon Mr. Flexon's employment agreement target is set at 100% of base salary and target is set at 75% of base salary for Messrs. Freeland and Jones and Mses. Burke and Callaway based upon their respective employment agreements. The actual payouts to eligible executives under the STI Plan were determined in March 2014 and are shown in the Summary Compensation Table under "Non-Equity Incentive Plan Compensation."

(2)
In March 2013, PSUs were granted under the 2012 Long Term Incentive Plan. The PSUs require performance goals to be attained over a three-year period following the granting of the opportunity for any actual award to be earned. For the grant date fair value of the PSUs, the value reported in the table is based on the probable outcome of the performance conditions as of the grant date, March 18, 2013, using the Monte Carlo valuation model.

(3)
The amounts shown under "All Other Stock Awards" for the Named Executive Officers reflect awards in the form of RSUs granted under the 2012 Long Term Incentive Plan. Each RSU represents a contingent right to receive one share of common stock. The RSUs have a three-year ratable vesting schedule, with 1/3 of each award vesting each year beginning on March 18, 2014.

(4)
The amounts shown under "All Other Option/SAR Awards" reflect the number of shares of common stock underlying stock option awards granted to the Named Executive Officers under the 2012 Long Term Incentive Plan. The stock options have a three-year ratable vesting schedule, with 1/3 of each award vesting each year beginning on March 18, 2014.

(5)
The amounts shown under "Grant Date Fair Value of Stock and Option Awards" reflect the grant date fair value for the RSUs, PSUs (using the Monte Carlo valuation model) and stock options (using the Black Scholes valuation model) computed in accordance with FASB ASC Topic 718. Please read the discussion of the assumptions used in such valuation in Notes 17 and 18 of the Notes to Consolidated Financial Statements in our Annual Report on Form 10-K for the year ended December 31, 2013.

Outstanding Equity Awards at 2013 Fiscal Year-End

        Upon our emergence from bankruptcy and pursuant to the Plan of Reorganization, all outstanding equity awards of the Company as of the Effective Date were cancelled. The following table sets forth certain information regarding unexercised option awards and unvested stock awards granted to each Named Executive Officer following emergence from bankruptcy that were outstanding as of December 31, 2013. The table does not include information regarding equity based awards related to 2013 performance that were or may be granted to the Named Executive Officers in 2014. The vesting schedules for each type of award are described in the footnotes to the table, and the vesting date for each award can be determined by referring to the grant date for each award in the table.

	Option/SAR Awards					Stock Awards
Name	Grant Date	Number of Securities Underlying Unexercised Options/SARs Exercisable(1)	Number of Securities Underlying Unexercised Options/SARs Unexercisable(1)	Option/ SAR Exercise Price	Option/ SAR Expiration Date	Number of Shares or Units of Stock That Have Not Vested(2)	Market Value of Shares or Units of Stock That Have Not Vested(3)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested(4)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested(3)
Robert Flexon	10/29/12	91,020	182,039	$18.70	10/29/2022	70,187	$1,510,424	—	$—
	3/18/13	—	101,352	$23.10	3/18/2023	64,936	$1,397,423	32,468	$698,711
Clint Freeland	10/29/12	23,405	46,810	$18.70	10/29/2022	18,048	$388,393	—	$—
	3/18/13	—	33,784	$23.10	3/18/2023	21,646	$465,822	10,823	$232,911
Carolyn Burke	10/29/12	23,405	46,810	$18.70	10/29/2022	18,048	$388,393	—	$—
	3/18/13	—	25,338	$23.10	3/18/2023	16,234	$349,356	8,117	$174,678
Catherine Callaway	10/29/12	23,405	46,810	$18.70	10/29/2022	18,048	$388,393	—	$—
	3/18/13	—	27,028	$23.10	3/18/2023	17,317	$372,662	8,659	$186,342
Henry Jones	4/1/13	—	71,277	$24.12	4/1/2023	45,606	$981,441	22,803	$490,721

(1)
Stock options have a three-year ratable vesting schedule, with 1/3 of each award vesting each year.

(2)
RSUs have a three-year ratable vesting schedule, with 1/3 of each award vesting each year.

(3)
The market value of the RSUs and PSUs (at "target" level) is based on the closing market price of our common stock on December 31, 2013 of $21.52.

(4)
The PSUs require performance goals to be attained over a three-year period following the granting of the opportunity for any actual award to be earned. The PSUs are payable, if performance criteria are met, in common stock.

Option Exercises and Stock Vested in 2013

        The following table sets forth certain information regarding the exercise of options and the vesting of stock awards by each Named Executive Officer during 2013:

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting(1) (#)	Value Realized on Vesting ($)
Robert Flexon	—	$—	35,094	$687,141
Clint Freeland	—	$—	9,025	$176,710
Carolyn Burke	—	$—	9,025	$176,710
Catherine Callaway	—	$—	9,025	$176,710
Henry Jones	—	$—	—	$—

(1)
Amounts acquired are pre-tax and do not account for shares withheld to pay taxes.

Pension Benefits

        The following table sets forth certain information with respect to the Retirement Plan and Restoration Pension Plan, except as otherwise noted, as they provide for payment at, following, or in connection with retirement for the Named Executive Officers as of December 31, 2013:

Name	Plan Name	Number of Years Credited Service(1)	Present Value of Accumulated Benefit	Payments During Last Fiscal Year
Robert Flexon	Retirement Plan	2.58	$46,374	—
	Restoration Pension Plan		$11,237	—
Clint Freeland	Retirement Plan	2.49	$44,432	—
	Restoration Pension Plan		$—	—
Carolyn Burke	Retirement Plan	2.34	$40,007	—
	Restoration Pension Plan		$—	—
Catherine Callaway	Retirement Plan	2.26	$37,906	—
	Restoration Pension Plan		$—	—
Henry Jones	Retirement Plan	0.75	$15,300	—
	Restoration Pension Plan		$—	—

(1)
Dynegy's allocations to the Retirement Plan for the PRB component of that plan vest at a rate of 33%, 67% and 100% after completion of each year of service over three years. Our allocations to the Restoration Pension Plan vested at the same rate as under the PRB component of the Retirement Plan. Effective January 1, 2012, participation in the Restoration Pension Plan was frozen, and benefit accruals were suspended.

        Our Named Executive Officers are eligible for qualified pension benefits under the Retirement Plan. The pension benefit is based on the PRB portion of the Retirement Plan, which provides a defined benefit that grows each year at a variable rate (30-year Treasury rate). This benefit, which was introduced in 2001, provides an annual contribution of 6% of each eligible employee's, including each Named Executive Officer's, salary, capped at $255,000 for 2013. Our Named Executive Officers were eligible in 2011 to participate in the Restoration Pension Plan, which is an unfunded, nonqualified plan designed to provide an allocation or benefit to certain employees that are highly compensated and whose company pension contributions are limited under certain Internal Revenue Service, or IRS, requirements for qualified plans. Under the Restoration Pension Plan the allocations or benefits were intended to supplement or make-up for what affected employees would have received under the Retirement Plan but for the IRS limitations.

The participation in the Restoration Pension Plan was frozen, effective for periods on and after January 1, 2012, and benefit accruals have also been suspended.

        The present values of accumulated benefits payable to each of the Named Executive Officers under the Retirement Plan and Restoration Pension Plan were determined using assumptions consistent with those used in Note 18 of the Notes to Consolidated Financial Statements in our Annual Report on Form 10-K for the year ended December 31, 2013.

Potential Payments Upon Termination or Change in Control

        We have entered into certain employment agreements and maintain certain plans, as described below, which require us to provide specified payments and benefits to our Named Executive Officers as a result of severance eligible events, a change in control, retirement, death, and disability.

  Employment Agreements

        Robert Flexon.    The term of Mr. Flexon's employment commenced on July 11, 2011 and will end on December 31, 2014, with automatic one-year renewals commencing on December 31, 2014, unless either party gives notice of nonrenewal at least 90 days prior to any such renewal date. His base salary was initially set at $875,000 annually, subject to review by the Board from time to time for increases. He participates in our STI Plan with a target award of 100% of his base salary.

        Furthermore, Mr. Flexon is eligible to receive additional annual award grants pursuant to our long-term incentive programs and he participates in our other employee benefit plans and programs. Mr. Flexon is entitled to participate in the Executive Severance Pay Plan and the Change in Control Plan; provided that, to the extent he is eligible to receive severance payable under the Executive Severance Pay Plan, the amount payable to Mr. Flexon is increased by an amount equal to two times the current target award as in effect immediately prior to the date of the termination. If Mr. Flexon is terminated for any reason as described in his employment agreement, we are obligated to pay or provide to Mr. Flexon (or his estate, if applicable) in a lump sum within 30 days following such termination, or at such other time prescribed by any applicable plan: (1) any base salary payable to him pursuant to the agreement, accrued up to and including the date on which Mr. Flexon's employment terminates; (2) any employee benefits to which he is entitled upon termination of his employment in accordance with the terms and conditions of the applicable plans; (3) reimbursement for any unreimbursed business expenses incurred prior to his date of termination; and (4) payment for accrued but unused vacation time as of the date of his termination, in accordance with our policies.

        Clint Freeland.    The term of Mr. Freeland's employment commenced on July 5, 2011 and will end on December 31, 2014, with automatic one-year renewals commencing on December 31, 2014, unless either party gives notice of nonrenewal at least 90 days prior to any such renewal date. His base salary was initially set at $450,000 annually, subject to review from time to time for increases. He participates in our STI Plan with a target award of 75% of his base salary.

        Furthermore, Mr. Freeland is eligible to receive additional annual award grants pursuant to our long-term incentive programs and he participates in our other employee benefit plans and programs. Mr. Freeland is entitled to participate in the Executive Severance Pay Plan and the Change in Control Plan; provided that, to the extent he is eligible to receive severance payable under the Executive Severance Pay Plan, the amount payable to Mr. Freeland is increased by an amount equal to two times the current target award as in effect immediately prior to the date of the termination. Also, for purposes of the Executive Severance Pay Plan, Mr. Freeland will be entitled to 24 months of base pay as severance pay. If Mr. Freeland is terminated for any reason as described in his employment agreement, we are obligated to pay or provide to Mr. Freeland (or his estate, if applicable) in a lump sum within 30 days following such termination, or at such other time prescribed by any applicable plan: (1) any base salary payable to him pursuant to the agreement, accrued up to and including the date on which Mr. Freeland's employment terminates; (2) any employee benefits to which he is entitled upon termination of his employment in accordance with the terms and conditions of the applicable plans; (3) reimbursement for any unreimbursed business expenses incurred prior to his date of termination; and (4) payment for accrued but unused vacation time as of the date of his termination, in accordance with our policies.

        Carolyn Burke.    The term of Ms. Burke's employment commenced on August 30, 2011 and will end on December 31, 2014, with automatic one-year renewals commencing on December 31, 2014, unless either party gives notice of nonrenewal at least 90 days prior to any such renewal date. Her base salary was initially set at $450,000 annually, subject to review from time to time for increases. She participates in our STI Plan with a target award of 75% of her base salary.

        Furthermore, Ms. Burke is eligible to receive additional annual award grants pursuant to our long-term incentive programs and she participates in our other employee benefit plans and programs. Ms. Burke is entitled to participate in the Executive Severance Pay Plan and the Change in Control Plan; provided that, to the extent she is eligible to receive severance payable under the Executive Severance Pay Plan, the amount payable to Ms. Burke is increased by an amount equal to two times the current target award as in effect immediately prior to the date of the termination. Also, for purposes of the Executive Severance Pay Plan, Ms. Burke will be entitled to 24 months of base pay as severance pay. If Ms. Burke is terminated for any reason as described in her employment agreement, we are obligated to pay or provide to Ms. Burke (or her estate, if applicable) in a lump sum within 30 days following such termination, or at such other time prescribed by any applicable plan: (1) any base salary payable to her pursuant to the agreement, accrued up to and including the date on which Ms. Burke's employment terminates; (2) any employee benefits to which she is entitled upon termination of her employment in accordance with the terms and conditions of the applicable plans; (3) reimbursement for any unreimbursed business expenses incurred prior to her date of termination; and (4) payment for accrued but unused vacation time as of the date of her termination, in accordance with our policies.

        Catherine Callaway.    The term of Ms. Callaway's employment commenced on September 26, 2011 and will end on December 31, 2014, with automatic one-year renewals commencing on December 31, 2014, unless either party gives notice of nonrenewal at least 90 days prior to any such renewal date. Her base salary was initially set at $450,000 annually, subject to review from time to time for increases. She participates in our STI Plan with a target award of 75% of her base salary.

        Furthermore, Ms. Callaway is eligible to receive additional annual award grants pursuant to our long-term incentive programs and she participates in our other employee benefit plans and programs. Ms. Callaway is entitled to participate in the Executive Severance Pay Plan and the Change in Control Plan; provided that, to the extent she is eligible to receive severance payable under the Executive Severance Pay Plan, the amount payable to Ms. Callaway is increased by an amount equal to two times the current target award as in effect immediately prior to the date of the termination. Also, for purposes of the Executive Severance Pay Plan, Ms. Callaway will be entitled to 24 months of base pay as severance pay. If Ms. Callaway is terminated for any reason as described in her employment agreement, we are obligated to pay or provide to Ms. Callaway (or her estate, if applicable) in a lump sum within 30 days following such termination, or at such other time prescribed by any applicable plan: (1) any base salary payable to her pursuant to the agreement, accrued up to and including the date on which Ms. Callaway's employment terminates; (2) any employee benefits to which she is entitled upon termination of her employment in accordance with the terms and conditions of the applicable plans; (3) reimbursement for any unreimbursed business expenses incurred prior to her date of termination; and (4) payment for accrued but unused vacation time as of the date of her termination, in accordance with our policies.

        Henry Jones.    The term of Mr. Jones employment commenced on April 1, 2013 and will end on December 31, 2014, with automatic one-year renewals commencing on December 31, 2014, unless either party gives notice of nonrenewal at least 90 days prior to such renewal date. His base salary was initially set at $475,000 annually, subject to review from time to time for increases, and a sign-on bonus consisting of a one-time lump-sum cash payment of $500,000. He participates in STI Plan with a target award of 75% of his base salary. He received a long-term incentive award in the amount of $2,200,000 which was converted on his employment commencement date in the following percentages: 50% as RSUs; 25% in the form of non-qualified stock options; and 25% in the form of PSUs.

        Furthermore, Mr. Jones is eligible to receive additional annual award grants pursuant to our long-term incentive programs and he participates in our other employee benefit plans and programs. Mr. Jones is entitled to participate in the Executive Severance Pay Plan and the Change in Control Plan; provided that, to the extent he is eligible to receive severance payable under the Executive Severance Pay Plan, the amount payable to Mr. Jones is increased by an amount equal to two times the current target award as in effect immediately prior to the date of the termination. Also, for purposes of the Executive Severance Pay Plan, Mr. Jones will be entitled to 24 months of base pay as severance pay. If Mr. Jones is terminated for any reason as described in his employment agreement, we are obligated to pay or provide to Mr. Jones (or his estate, if applicable) in a lump sum within 30 days following such termination, or at such other time prescribed by any applicable plan: (1) any base salary payable to him pursuant to the agreement, accrued up to and including the date on which Mr. Jones's employment terminates; (2) any employee benefits to which he is entitled upon termination of his employment in accordance with the terms and conditions of the applicable plans; (3) reimbursement for any unreimbursed business expenses incurred prior to his date of termination; and (4) payment for accrued but unused vacation time as of the date of his termination, in accordance with our policies.

  Voluntary Resignation and Termination for Cause

        Except as otherwise described under "Severance Eligible Terminations" and "Change in Control," our Named Executive Officers are not entitled to payments or benefits in connection with a voluntary resignation or termination for cause, other than payments for amounts due before such termination. Under our company policy applicable to all employees, a Named Executive Officer terminated under such circumstances would be entitled to vacation pay accrued up to the month of termination. A Named Executive Officer would be able to exercise any options vested before the date of termination upon termination for cause and for a 90-day period after the date of termination upon a voluntary resignation, or through the end of the option term, if less. Vested options that were not exercised before the date of termination, in the case of termination for cause, or before the end of the 90-day period, or end of the option term if less, in the case of voluntary resignation, unvested options, RSUs and PSUs would all be forfeited as a result of termination in accordance with the applicable award agreement.

  Severance Eligible Terminations

        Any outstanding stock options, RSUs, phantom stock units, PSUs and other equity based awards previously granted to our executives will vest based upon the applicable long-term incentive award agreement.

        In addition, pursuant to our Executive Severance Pay Plan, our executives are entitled to payment of severance benefits if their employment is terminated due to a reduction in work force, a position elimination or an office closing, or an involuntary termination without cause or upon a "good reason" termination. A good reason termination is defined as a voluntary resignation following a material reduction in base salary. Severance benefits under the Executive Severance Pay Plan, which are payable in a lump sum, include:

  •
  severance pay equal to one month of base pay for each full, completed year of service with us and a pro-rated amount for each partial year of service, subject to the following requirements:

  •
  for the Chief Executive Officer, 24 months of base pay;

  •
  for any Executive Vice President, 12 months of base pay;

    •
    for any Senior Vice President, minimum nine months and a maximum of 12 months of base pay; and

    •
    for any Vice President or Managing Director, minimum six months and a maximum of 12 months of base pay;

  •
  continued participation in our group health care plan that provides medical and dental coverage for a period of time equal to the number of months of base pay such executive receives under the Executive Severance Pay Plan, provided the executive continues to pay premiums at active employee rates, with such coverage ending immediately upon the executive obtaining new employment and eligibility for similar coverage; and

  •
  outplacement assistance benefits, as determined by the plan administrator, for a period of time equal to the minimum number of months of base pay such executive is entitled to receive under the Executive Severance Pay Plan (but in any event not beyond the end of the second calendar year following the calendar year in which the executive terminated employment), with such benefits paid directly to the outplacement assistance provider and not to the executive in a lump sum.

        The foregoing benefits may be subject to the following material conditions or obligations:

  •
  execution and performance of a confidentiality and nondisparagement agreement; and

  •
  execution and performance of a release and waiver of liability agreement with respect to his or her employment and termination.

  Change in Control

        In the event of a change-in-control or Corporate Change, the RSUs and option awards granted under the 2012 Long Term Incentive Plan require a double trigger, both the occurrence of a Corporate Change and an involuntary termination, to vest. For PSUs, upon a Corporate Change, the Name Executive Officers would be entitled to receive payment as prescribed by the award agreement regardless of whether the Named Executive Officer is terminated.

        In addition, each of our executives is entitled to severance benefits if, no earlier than 60 days before and in connection with or within two years after a "change in control," such executive is subject to an "involuntary termination," as defined in the Change in Control Plan. In general, such an executive experiences an "involuntary termination" if such executive:

  •
  is terminated without cause; or

  •
  terminates for "good reason," generally meaning he or she suffers a material reduction in authority or duties, a material reduction in total compensation or relocation to a location 50 miles or more from the previous principal employment location.

        Severance benefits under the Change in Control Plan include:

  •
  a lump sum cash payment equal to:

  •
  for the Chief Executive Officer or Chief Operating Officer, 2.99 times such executive's "compensation," which is defined in the Change in Control Plan as the sum of any covered executive's (1) annual base salary based on the greatest rate in effect (a) immediately prior to the "change in control," (b) sixty days prior to the date of such executive's involuntary termination or (c) as of the date of such executive's involuntary termination and (2) target cash bonus under our STI Plan, for (a) the fiscal year in which the "change in control" occurs, (b) any fiscal year beginning after the fiscal year in which the "change in control" occurs and before the fiscal year in which such executive's involuntary termination occurs or (c) the fiscal year in which such executive's involuntary termination occurs, whichever is greatest;

    •
    for any Executive Vice President (other than the Chief Operating Officer), 2.50 times such executive's compensation;

    •
    for any Senior Vice President, 2.00 times such executive's compensation;

    •
    for any Vice President, 1.50 times such executive's compensation; or

    •
    for any Managing Director, 1.00 times such executive's compensation;

  •
  a lump sum cash payment equal to the aggregate target annual incentive compensation under any applicable STI Plan for the fiscal year during which such involuntary termination of employment occurs (determined as if all applicable goals and targets had been satisfied in full), pro-rated to the date of such executive's termination, plus the aggregate target annual incentive compensation under any applicable STI Plan earned but not yet paid (if any) for the fiscal year prior to the fiscal year during which the involuntary termination occurs;

  •
  all medical, dental, vision and life insurance benefits maintained for such executive as of the termination date, contingent upon continued payment of premiums by such executive at a cost that is no greater than the lesser of the cost of such coverage paid by such executive immediately prior to the date of the (a) executive's involuntary termination or (b) the "change in control" for a period equal to (1) 36 months from termination for the Chief Executive Officer, (2) 30 months from termination for any Executive Vice President, (3) 24 months from termination for any Senior Vice President, (4) 18 months from termination for any Vice President, and (5) 12 months from termination for any Managing Director;

  •
  benefits resulting from a change of control would be cut back if doing so would result in greater after-tax proceeds to an executive absent such cut back "Best Net provision". Otherwise, the executive would receive payment of all change of control related benefits and would be responsible for paying any excise tax incurred under Internal Revenue Code section 280(G); and

  •
  outplacement assistance benefits at least equivalent to those that would have been provided to the Named Executive Officer before the "change in control" (but in any event not beyond the end of the second calendar year following the calendar year in which the executive terminated employment), with such benefits paid directly to the outplacement assistance provider and not to the executive in a lump sum.

        The foregoing benefits may be subject to the following material conditions or obligations:

  •
  execution and performance of a confidentiality and nondisparagement agreement;

  •
  execution and performance of a non-solicitation agreement for a period of 24 months; and

  •
  execution and performance of a release and waiver of liability agreement with respect to his or her employment and termination.

  Retirement

        As of December 31, 2013, none of our Named Executive Officers have reached eligibility age for payments upon retirement.

  Disability or Death

        All of our employees may elect to participate in our disability policy, and any participating employee would be entitled to long-term disability benefits under such disability policy if he or she paid any required premiums. All of our Named Executive Officers have elected to participate in our disability policy. Under such policy, all employees at the level of Vice President or above are entitled to 12 months of the monthly base salary that is in effect on the date that the employee is determined to be disabled. Additionally, employees at the level of Vice President or above are also provided with additional basic life insurance coverage as supplemental life insurance equal to 12 months of monthly base salary.

        Further, in the event of death, the medical, dental and vision benefits that we maintained for the deceased employee at the level of Vice President or above and his or her family would be maintained for 12 months after the date of death, provided that such employee's covered dependents continue to pay the required premiums. Such employee's Dynegy 401(k) Plan distributions and Retirement Plan benefits would generally be paid to his or her beneficiary. Health benefits in the event of disability vary depending on the type of disability.

        In addition, each Named Executive Officer's equity based awards would vest upon death or disability in accordance with the applicable long-term award agreement.

  Potential Payments and Benefits

        The following tables describe the estimated potential payments we would have been required to make to our Named Executive Officers under the severance and change in control plans, as applicable, upon termination of their employment under various circumstances. The following assumptions and general principles apply with respect to these tables:

  •
  The amounts shown assume the applicable termination event took place on December 31, 2013, the last business day of the year; accordingly, values associated with long-term incentive awards made in March 2014 are not included;

  •
  The price per share used to calculate the value of the equity based payments is the closing price of our common stock on December 31, 2013 of $21.52;

  •
  The amounts shown as "Base salary" under the "Change in Control" column are the lump sum cash payments described as annual compensation under "—Change in Control";

  •
  The amounts shown for "Medical, dental and vision benefits" under the "Severance eligible terminations" column assume that the applicable Named Executive Officer continued to participate in our group health care for the maximum period of time permitted for such Named Executive Officer under the Executive Severance Pay Plan; and

  •
  The amounts shown for "Accidental death & dismemberment insurance proceeds" under the "Disability" column represent the maximum payment available under the applicable accidental death and disability policy. The actual value could be lower depending on the type of disability. Under the "Death" column is the maximum payment if death occurred from an accident covered under the applicable accidental death and disability policy.

	Voluntary Resignation / For Cause Termination(1)	Severance- Eligible Termination(2)	Change in Control(2)	Disability	Death
Robert Flexon
Base salary	$—	$1,800,000	$5,382,000	$900,000	$—
Short-term incentive bonus	—	1,800,000	900,000	—	—
Vested/accelerated stock options	256,676	770,026	770,026	770,026	770,026
Accelerated restricted stock units	—	2,907,847	2,907,847	2,907,847	2,907,847
Accelerated performance units(3)	—	183,088	698,711	698,711	698,711
Incremental non-qualified pension(4)	7,491	—	11,237	11,237	11,237
Medical, dental and vision benefits	—	31,958	47,937	—	31,958
Life insurance proceeds	—	—	—	—	1,800,000
Accidental death & dismemberment insurance proceeds	—	—	—	1,800,000	1,800,000
Out-placement services	—	20,000	20,000	—	—

Total	$264,167	$7,512,919	$10,737,758	$7,087,821	$8,019,779

Clint Freeland
Base salary	$—	$1,000,000	$2,187,500	$500,000	$—
Short-term incentive bonus	—	750,000	375,000	—	—
Vested/accelerated stock options	66,002	198,006	198,006	198,006	198,006
Accelerated restricted stock units	—	854,215	854,215	854,215	854,215
Accelerated performance units(3)	—	61,031	232,911	232,911	232,911
Incremental non-qualified pension	—	—	—	—	—
Medical, dental and vision benefits	—	15,979	39,948	—	15,979
Life insurance proceeds	—	—	—	—	1,000,000
Accidental death & dismemberment insurance proceeds	—	—	—	1,000,000	1,000,000
Out-placement services	—	20,000	20,000	—	—

Total	$66,002	$2,899,231	$3,907,580	$2,785,132	$3,301,111

Carolyn Burke
Base salary	$—	$950,000	$2,078,125	$475,000	$—
Short-term incentive bonus	—	712,500	356,250	—	—
Vested/accelerated stock options	66,002	198,006	198,006	198,006	198,006
Accelerated restricted stock units	—	737,749	737,749	737,749	737,749
Accelerated performance units(3)	—	45,772	174,678	174,678	174,678
Incremental non-qualified pension	—	—	—	—	—
Medical, dental and vision benefits	—	5,396	13,490	—	5,396
Life insurance proceeds	—	—	—	—	950,000
Accidental death & dismemberment insurance proceeds	—	—	—	950,000	950,000
Out-placement services	—	20,000	20,000	—	—

Total	$66,002	$2,669,423	$3,578,298	$2,535,433	$3,015,829

Catherine Callaway
Base salary	$—	$950,000	$2,078,125	$475,000	$—
Short-term incentive bonus	—	712,500	356,250	—	—
Vested/accelerated stock options	66,002	198,006	198,006	198,006	198,006
Accelerated restricted stock units	—	761,055	761,055	761,055	761,055
Accelerated performance units(3)	—	48,828	186,342	186,342	186,342
Incremental non-qualified pension	—	—	—	—	—
Medical, dental and vision benefits	—	5,163	12,906	—	5,163
Life insurance proceeds	—	—	—	—	950,000
Accidental death & dismemberment insurance proceeds	—	—	—	950,000	950,000
Out-placement services	—	20,000	20,000	—	—

Total	$66,002	$2,695,552	$3,612,684	$2,570,403	$3,050,566

Henry Jones
Base salary	$—	$950,000	$2,078,125	$475,000	$—
Short-term incentive bonus	—	712,500	356,250	—	—
Vested/accelerated stock options	—	—	—	—	—
Accelerated restricted stock units	—	981,441	981,441	981,441	981,441
Accelerated performance units(3)	—	122,680	490,721	490,721	490,721
Incremental non-qualified pension	—	—	—	—	—
Medical, dental and vision benefits	—	22,621	33,932	—	22,621
Life insurance proceeds	—	—	—	—	950,000
Accidental death & dismemberment insurance proceeds	—	—	—	950,000	950,000
Out-placement services	—	20,000	20,000	—	—

Total	$—	$2,809,242	$3,960,469	$2,897,162	$3,394,783

(1)
The Named Executive Officers would be able to exercise any options vested before the day of termination for cause or for a 90-day period after the date of termination upon a voluntary resignation, or through the end of the option term, if less.

(2)
The Named Executive Officers are eligible to participate in the Executive Severance Pay Plan and the Change in Control Plan. Under the Executive Severance Pay Plan and/or per the terms of the respective Employment Agreements, in the event of an Involuntary Termination occurs each is eligible to receive two times his or her base salary and two times his or her target annual bonus under the applicable STI Plan. The Executive Severance Pay Plan also provides for medical, dental, and vision benefits at the active employee rates for 24 months. Under the Change in Control Plan, in the event of an Involuntary Termination, Mr. Flexon is eligible to receive a severance payment equal to 2.99 times his annual base salary plus annual target bonus under the STI Plan and 36 months of medical, dental, and vision benefits coverage at the active employee rates. Messrs. Freeland and Jones and Mses. Burke and Callaway are eligible to receive a severance payment equal to 2.50 times their annual base salary plus annual target bonus under the STI Plan and 30 months of medical, dental, and vision benefits coverage at the active employee rates. In the event of a change in control and subsequent Involuntary Termination, the Named Executive Officers will also have accelerated vesting treatment on the Incremental non-qualified pension. Outplacement services are made available under both plans for all eligible employees.

(3)
Under the PSU award agreement, the Name Executive Officers would be entitled to a pro-rata vesting of the PSUs at the "target" level of the award for an involuntary termination without cause. Upon a Corporate Change, each Name Executive Officer would be entitled to receive payment as prescribed by the award agreement regardless of whether he or she is terminated. For purposes of this table, the value for a corporate change was calculated using the "target" level.

(4)
As of December 31, 2013, Mr. Flexon was vested in 66% of the Restoration Pension Plan; however, upon a change in control, disability or death it becomes fully vested.

 AUDIT COMMITTEE PRE-APPROVAL POLICY

        The Audit Committee is responsible for appointing, setting compensation for and overseeing the work of our independent registered public accountants. The Audit Committee has established a policy requiring its pre-approval of all audit and permissible non-audit services to be provided by our independent registered public accountants in order to assure that the provision of such services does not impair the auditors' independence. The policy, as amended, provides for the general pre-approval of specific types of services, gives detailed guidance to management as to the specific audit, audit related and tax services that are eligible for general pre-approval and provides specific fee limits for each such service type on an annual basis. The policy requires specific pre-approval of the annual audit engagement, statutory or subsidiary audits and all permissible non-audit services for which no general pre-approval exists. For both audit and non-audit pre-approvals, the Audit Committee considers whether such services are consistent with applicable law and SEC rules and regulations concerning auditor independence.

        The Audit Committee Charter provides that the Audit Committee may delegate to the Audit Committee Chairman the authority to grant pre-approvals only if such approvals are presented to the Audit Committee at a subsequent meeting. The policy prohibits the Audit Committee from delegating to management such committee's responsibility to pre-approve services performed by the independent registered public accountants. When we engage the independent registered public accountants to perform services based on a general pre-approval, our Chief Financial Officer or, in his absence, our Chief Accounting Officer is required to, as soon thereafter as reasonably practicable, notify the chairman of such engagement and provide a detailed description of the type and scope of services, proposed staffing, a budget of the proposed fees for such services and a general timetable for the performance of such services.

        Requests for pre-approval of services must be detailed as to the particular services proposed to be provided and are to be submitted by our Chief Financial Officer or, in his or her absence, our Chief Accounting Officer. Generally, each such request must include a joint statement to the effect that neither the submitting officer nor the independent registered public accountants believe the proposed engagement would impair the auditors' independence. In addition, each such request generally must include a detailed description of the type and scope of services, proposed staffing, a budget of the proposed fees for such services and a general timetable for the performance of such services.

AUDIT COMMITTEE REPORT

        Our Board has established an Audit Committee of independent directors, which operates under a written charter adopted by the Board. The charter is available in the "Corporate Governance" section of our web site at www.dynegy.com. The Audit Committee currently consists of three members: Messrs. Sult (Chair) and Barbas and Ms. Ackermann. The Board has determined that each member of the Audit Committee possesses the necessary level of financial literacy required to enable him or her to serve effectively as an Audit Committee member, and all members qualify as Audit Committee Financial Experts, including our designated Financial Expert, Mr. Sult, our Audit Committee Chair. For more information regarding each member of the Audit Committee's industry background and credentials, please read "Proposal 1—Election Of Directors—Information on Director Nominees." above. Our management is responsible for establishing a system of internal controls and for preparing our consolidated financial statements in accordance with generally accepted accounting principles. Our independent registered public accountants, Ernst & Young LLP, or EY, are responsible for auditing our consolidated financial statements and the effectiveness of our internal control over financial reporting in accordance with standards of the Public Company Accounting Oversight Board (United States) and issuing their reports based on that audit. Under the Audit Committee's charter, the primary function of the Audit Committee is to assist the Board in fulfilling its oversight responsibilities as to, among other duties: (1) the integrity of our financial statements, including recommending to the Board the filing of our audited financial statements; (2) our disclosure controls and procedures and internal control over financial reporting; (3) our compliance with legal and regulatory requirements and Code of Business Conduct and Ethics; (4) the evaluation, appointment and retention of our independent registered public accountants, including a review of their qualifications, services, independence, fees and performance; (5) the performance of our internal audit function; (6) the performance of our business ethics and compliance function; and (7) enterprise risk management process, policies and procedures. Further, the Audit Committee reviews in advance and pre-approves, explicitly, audit and permissible non-audit services provided to us by our independent registered public accountants. For more information regarding the Audit Committee's approval procedures, please read "Audit Committee Pre-Approval Policy" above. The Audit Committee is also directly responsible for reviewing with the independent registered public accountants the plans and scope of the audit engagement, reviewing with the independent registered public accountants their objectivity and independence and providing an open venue of communication between our management, the internal audit function, ethics and compliance function, the independent registered public accountants and the Board.

        In connection with the preparation of the audited consolidated financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2013:

  •
  The Audit Committee reviewed and discussed the audited financial statements and the effectiveness of our internal control over financial reporting with the independent registered public accountants and management.

  •
  The Audit Committee discussed with the independent registered public accountants the matters required to be discussed by Auditing Standard No. 16 "Communications with Audit Committees" as adopted by the Public Company Accounting Oversight Board. In general, these auditing standards require the independent registered public accountants to communicate to the Audit Committee certain matters that are incidental to the audit, such as any initiation of, or changes to, significant accounting policies, management judgments, accounting estimates and audit adjustments; disagreements with management; the independent registered public accountants' judgment about the quality of our accounting principles; significant audit risks identified and any changes from planned audit strategy; the use of specialists on the audit team; and issues for which the independent registered public accountants have consulted outside the engagement team.

  •
  The Audit Committee has received the written disclosures and the letter from the independent registered public accountants required by applicable requirements of the Public Company Accounting Oversight Board regarding the independent registered public accountants' communication with the Audit Committee concerning independence, and has discussed the independent registered public accountants' independence with the independent registered public accountants. The Audit Committee also considered whether the independent registered public accountants' provision of non-audit services to us was compatible with maintaining their independence.

        Based on the review and discussions noted above, the Audit Committee recommended to the Board that the audited consolidated financial statements for the year ended December 31, 2013 be included in our Annual Report on Form 10-K filed with the SEC.

        This report is submitted by the members of the Audit Committee of the Board as of February 20, 2014:

  John R. Sult, Chairman
  Hilary E. Ackermann
  Paul M. Barbas

 INDEPENDENT REGISTERED PUBLIC ACCOUNTANTS

Principal Accountant Fees and Services

        EY served as our independent registered public accountants for the years ending December 31, 2013 and 2012. Set forth below is a summary of the fees we paid EY for professional services rendered for the years ended December 31, 2013 and 2012.

	2013	2012
	(in thousands)
Audit Fees(1)	$2,330	$2,904
Audit Related Fees(2)	250	363
Tax Fees	—	—
All Other Fees	—	—

Total Fees	$2,580	$3,267

(1)
Audit fees relate to the audit of Dynegy's financial statements and the effectiveness of our internal control over financial reporting for the years ended December 31, 2013 and 2012.

(2)
Audit related fees include fees of $0 and $300,000 in 2013 and 2012, respectively, for the audits of separate financial statements of various of our consolidated subsidiaries. Additionally, 2013 and 2012 fees included $250,000 and $66,000, respectively, for services rendered related to Dynegy Inc. registration statements.

        All of the fees and services described above under the captions "Audit Fees," "Audit Related Fees," "Tax Fees" and "All Other Fees" were approved under the Audit Committee's pre-approval policy and pursuant to Section 202 of SOX. None of the services described above were provided pursuant to the de minimus exception provided for in applicable SEC rules and regulations.

CHARITABLE CONTRIBUTIONS

        During 2013, we did not make any contributions to any charitable organization in which an independent director served as an executive officer.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

        Section 16(a) of the Exchange Act requires our executive officers, directors and persons who own more than 10% of our equity securities to file reports of ownership and changes in ownership with the SEC and the NYSE. Executive officers, directors and greater than 10% stockholders are required by SEC regulations to furnish us with copies of all Section 16(a) forms they file.

        Based solely upon a review of the copies of such forms furnished to us in 2013 and upon written representations that no Forms 5 were required, we believe that all persons subject to these reporting requirements filed the required reports on a timely basis.

 TRANSACTIONS WITH RELATED PERSONS, PROMOTERS AND CERTAIN CONTROL PERSONS

Review and Approval of Transactions with Related Persons

        Our Board adopted a written policy relating to the approval of transactions with related parties. In general, for purposes of this policy, a related party transaction is a transaction to which we are a party, or a material amendment to any such transaction, and with respect to which a related party is directly, or to our knowledge, indirectly, a party. Under our policy, a "related party" is an executive officer, director or nominee for director of ours, a person known to us to be the beneficial owner of more than 5% of our voting securities, an immediate family member of an executive officer, director, nominee for director or 5% stockholder, and any entity owned or controlled by any of the foregoing individuals or in which any such individual serves as an executive officer or general partner or, together with any other such individuals, owns 10% or more of the equity interests of such an entity. Our policy requires the Audit Committee or, at the Board's discretion, a majority of directors disinterested from the transaction, to review and approve related party transactions. In reviewing and approving any related party transaction or material amendments to any such transaction, the Audit Committee must satisfy itself that it has been fully informed as to the related party's relationship and interest and as to the material facts of the transaction and must determine that the related party transaction is fair to us. A copy of our related party transactions policy is available on our web site at www.dynegy.com.

 PROPOSAL 2

APPROVAL OF COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS

        A proposal will be presented at the meeting asking stockholders to approve on an advisory basis the compensation of Dynegy's Named Executive Officers as described in this proxy statement. Please see our "Compensation Discussion and Analysis" section beginning on page 30 for a discussion of our compensation program for our Named Executive Officers.

        Consistent with the stated purpose and the Compensation Guiding Principles described in our Compensation Discussion and Analysis, the structure of our compensation program reflects the following key objectives: (1) Pay for Performance; (2) Market Competitiveness; and (3) Alignment with Stockholder Value.

Key Features of Our Compensation Program

We Do...
✔	Pay for Performance via a compensation structure that includes a competitive base salary and performance based short-term and long-term incentive awards that are aligned with stockholder interests.
✔	Provide Long-Term Incentives that include Performance Stock Units based on Total Stockholder Return and cap these awards when TSR outperforms the peer group but is negative.
✔
Have Change in Control cash severance benefits that are subject to "double trigger" provisions which require both the occurrence of a change in control event and "good reason" (i.e., involuntary termination, material reduction in duties or total compensation, or relocation of principal office 50 miles or greater).
✔	Enforce stock ownership requirements for all officers that require attainment of ownership levels before equity sales transactions can occur.
✔	Have an independent compensation consultant that reports directly to the Compensation Committee.
✔
Conduct an annual incentive risk assessment to ensure that the structure and design of our compensation programs are not reasonably likely to result in excessive risk-taking that could have a material adverse impact on the Company.
✔	Have a clawback mechanism in place for incentive awards.

We Do Not...
×	Offer supplemental executive retirement plan benefits.
×	Engage in option backdating or repricing.
×	Permit hedging or pledging of Company stock by Directors or Officers.
×	Provide excise tax assistance upon a Change in Control.
×	Provide any material perquisites, other than reimbursement for financial planning and tax advice.
×	Encourage excessive risk or inappropriate risk taking though our incentive programs.

        The advisory vote on following resolution is not intended to address any specific element of compensation; rather, it relates to the overall compensation of the Company's named executive officers, as well as the philosophy, policies and practices described in this proxy statement. You have the opportunity to vote for, against or abstain from voting on the following resolution relating to executive compensation:

        THEREFORE, BE IT RESOLVED, that the stockholders of Dynegy approve, on an advisory basis, the compensation of Dynegy's Named Executive Officers listed in the 2013 Summary Compensation Table included in the proxy statement for this meeting, as such compensation is disclosed pursuant to Item 402 of Regulation S-K in this proxy statement under the section entitled "Executive Compensation," including the compensation tables and other narrative executive compensation disclosures set forth under that section, as well as the section in the proxy statement entitled "Compensation Discussion and Analysis."

        This advisory vote on the compensation of Dynegy's Named Executive Officers gives stockholders another mechanism to convey their views about Dynegy's compensation programs and policies. Although your vote on executive compensation is not binding on us, the Board values the views of stockholders. The Board and Compensation Committee will review the results of the vote and take them into consideration in addressing future compensation policies and decisions.

        The Board unanimously recommends that stockholders vote FOR the proposal to approve the compensation of our Named Executive Officers.

 PROPOSAL 3

RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTANTS

        The Audit Committee has appointed the firm of Ernst & Young LLP, or EY, as our independent registered public accountants for us and our subsidiaries for the fiscal year ending December 31, 2014, and the Board recommends that the stockholders ratify that appointment. Ratification requires the affirmative vote of a majority of the shares of common stock represented in person (through internet access) or by proxy at the meeting and entitled to vote on the matter. Unless you withhold authority to vote or instruct otherwise, a properly executed proxy will be voted FOR ratification of such appointment.

        Although there is no requirement that we submit the appointment of independent registered public accountants to stockholders for ratification or that the appointed auditors be terminated if the ratification fails, the Audit Committee will consider the appointment of other independent registered public accountants if the stockholders choose not to ratify the appointment of EY and may retain that firm or another without re-submitting the matter to our stockholders. Even if the appointment is ratified, the Audit Committee may terminate the appointment of EY as our independent registered public accountants without the approval of the stockholders whenever the Audit Committee deems such termination appropriate.

        Representatives of EY are expected to attend the Annual Meeting and will be available to respond to appropriate questions. The representatives will also have the opportunity to make a statement if they wish to do so.

        The Board unanimously recommends that stockholders vote FOR ratification of the appointment of Ernst & Young LLP as our independent registered public accountants for the fiscal year ending December 31, 2014.

 FUTURE STOCKHOLDER PROPOSALS

        If a stockholder wants us to include a proposal in our proxy statement and form of proxy for presentation at the 2015 Annual Meeting of stockholders, under the rules of the SEC, the proposal must be received by our Corporate Secretary at the address indicated on the first page of this proxy statement on or before the close of business on Monday, December 12, 2014 (the 120th day before the one-year anniversary date of the release of these proxy materials to stockholders).

        If a stockholder wishes to introduce a director nominee or other item of business for consideration at an Annual Meeting of stockholders, the stockholder must comply with the procedures specified in our Bylaws, as permitted by the rules of the SEC. These procedures require that director nominations or other items of business to be introduced at an Annual Meeting of stockholders must be submitted in writing to our Corporate Secretary at the address indicated on the first page of this proxy statement. Under our Bylaws, we must receive notice of a stockholder's intention to introduce a nomination or proposed item of business at our 2015 Annual Meeting of Stockholders:

  •
  By the close of business on Saturday, February 28, 2015 (not later than the 90th day before the one-year anniversary date of the 2014 Annual Meeting) nor earlier than the close of business on Thursday, January 29, 2015 (not earlier than the 120th day before the one-year anniversary date of the 2014 Annual Meeting), if the 2015 Annual Meeting of stockholders is held within 30 days before or 60 days after May 29, 2015 (the one-year anniversary date of the 2014 Annual Meeting); or

  •
  By the close of business on the 120th day before the 2015 Annual Meeting but not before the close of business on the 90th day before the 2015 Annual Meeting or the tenth day following the public announcement of the 2015 Annual Meeting date, if the 2015 Annual Meeting is held more than 30 days before or more than 60 days after May 29, 2015 (the one-year anniversary date of the 2014 Annual Meeting).

        Assuming our 2015 Annual Meeting of stockholders is held on a schedule similar to that of the 2014 Annual Meeting, we must receive notice of your intention to introduce a nomination or another item of business at that meeting by the dates specified in the first bullet point above. Our Bylaws specify the information that must be contained in a stockholder's notice for director nominees or an item of business to be introduced at an Annual Meeting of stockholders. Please read our Bylaws, which are available free of charge through the SEC's web site at www.sec.gov and through our web site at www.dynegy.com, for additional information regarding stockholder proposals.

OTHER MATTERS

        The Board does not know of any other matters that are to be presented for action at the Annual Meeting. However, if any other matters properly come before the Annual Meeting or any adjournment or postponement thereof, it is intended that the enclosed proxy will be voted in accordance with the judgment of the persons named in the proxy card.

By Order of the Board of Directors,

Kelly D. Tlachac Corporate Secretary

April 11, 2014

 Annex A
Energy Industry Survey Data

TOWERS WATSON
2013 CDB Energy Services Executive Compensation Survey Report—U.S

AEI Services	Entergy	Northwestern Energy
AES	EQT Corporation	NV Energy
AGL Resources	ERCOT	NW Natural
Allete	Exelon	OCI Enterprises
Alliant Energy	FirstEnergy	OGE Energy
Ameren	First Solar	Oglethorpe Power
American Electric Power	GDF SUEZ Energy North America	Ohio Valley Electric
Areva	Grand River Dam Authority	Old Dominion Electric
ATC Management	Hunt Consolidated	Omaha Public Power
Atmos Energy	TECO Energy	Otter Tail
Avista	Tennessee Valley Authority	Pacific Gas & Electric
BG US Services	TransCanada	People's Natural Gas
Black Hills	UGI	Pepco Holdings
California Independent System Operator	UIL Holdings	Pinnacle West Capital
Calpine	Unitil	PJM Interconnection
Capital Power Corporation	UNS Energy	PNM Resources
CenterPoint Energy	Iberdrola USA	Portland General Electric
CH Energy Group	Idaho Power	PPL
Cleco	Indianapolis Power & Light Company	Proliance Holdings
CMS Energy	Integrys Energy Group	Public Service Enterprise Group
Colorado Springs Utilities	ISO New England	Puget Energy
Consolidated Edison	ITC Holdings	Salt River Project
CPS Energy	Kinder Morgan	SCANA
Crosstex Energy	LG&E and KU Energy	Sempra Energy
Dominion Resources	MDU Resources	Southern Company Services
DTE Energy	MidAmerican Energy	Southwest Gas
Duke Energy	Midwest Independent Transmission System Operator	Spectra Energy
Dynegy	New York Independent System Operator	STP Nuclear Operating
Edison International	Entergy	URENCO USA
Edison Mission Energy	EQT Corporation	Vectren
Electricities of North Carolina	ERCOT	Westar Energy
Energen	Exelon	Williams Companies
Energy Future Holdings	New York Power Authority	Wisconsin Energy
Energy Northwest	NextEra Energy, Inc.	Wolf Creek Nuclear
Energy Solutions	NiSource	Xcel Energy
Energy Transfer	Northeast Utilities	SunCoke Energy

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: KEEP THIS PORTION FOR YOUR RECORDS DETACH AND RETURN THIS PORTION ONLY Signature (Joint Owners) Date Date Signature [PLEASE SIGN WITHIN BOX] VOTE BY INTERNET Before the Meeting - Go to www.proxyvote.com Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form. During the Meeting - Go to www.virtualshareholdermeeting.com/DYN14. You may attend the meeting via the Internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions. VOTE BY PHONE - 1-800-690-6903 Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions. VOTE BY MAIL Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717. DYNEGY INC. ATTN: CORPORATE SECRETARY 601 TRAVIS, SUITE 1400 HOUSTON, TEXAS 77002 M70154-P48599 To withhold authority to vote for any individual nominee(s), mark “For All Except” and write the number(s) of the nominee(s) on the line below. DYNEGY INC. For All Withhold All For All Except THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE "FOR" THE FOLLOWING PROPOSALS: ! ! ! 1. Election of Directors 05) Jeffrey S. Stein 06) John R. Sult 07) Pat Wood III 01) Hilary E. Ackermann 02) Paul M. Barbas 03) Robert C. Flexon 04) Richard L. Kuersteiner For Against Abstain ! ! ! 2. To approve, on an advisory basis, the compensation of Dynegy's named executive officers. ! ! ! 3. To act upon a proposal to ratify the appointment of Ernst & Young LLP as Dynegy's independent registered public accountants for the fiscal year ending December 31, 2014. ! For address changes and/or comments, please check this box and write them on the back where indicated. Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Notice and Proxy Statement and Annual Report are available at www.proxyvote.com. ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years. M70155-P48599 DYNEGY INC. THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS ANNUAL MEETING OF STOCKHOLDERS May 29, 2014 The Stockholder(s) hereby appoint(s) Robert C. Flexon, Heidi D. Lewis and Kelly D. Tlachac, and each of them, as proxies, each with the power to appoint his/her substitute, and hereby authorize(s) them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of Common Stock of Dynegy Inc. that the stockholder(s) is/are entitled to vote at the Annual Meeting of Stockholders to be held at 10:00 a.m. Central Time on May 29, 2014 via live webcast www.virtualshareholdermeeting.com/DYN14, and any adjournment or postponement thereof. THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN. IF NO SUCH DIRECTION IS MADE, THIS PROXY WILL BE VOTED IN ACCORDANCE WITH THE BOARD OF DIRECTORS' RECOMMENDATIONS. PLEASE MARK, SIGN, DATE AND RETURN THE PROXY CARD PROMPTLY USING THE ENCLOSED ENVELOPE. Address Changes/Comments: _______________________________________________________________________________ ________________________________________________________________________________________________________ (If you noted any Address Changes/Comments above, please mark corresponding box on the reverse side.) Continued and to be signed on reverse side

QuickLinks

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS TO BE HELD MAY 29, 2014
GENERAL INFORMATION
REFERENCES TO DYNEGY AND COMMON STOCK
CORPORATE GOVERNANCE
PROPOSAL 1 ELECTION OF DIRECTORS
DIRECTOR COMPENSATION
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
EXECUTIVE OFFICERS
COMPENSATION DISCUSSION AND ANALYSIS
TSR Peer Companies
2014 LTI Allocation Mix
COMPENSATION AND HUMAN RESOURCES COMMITTEE REPORT
COMPENSATION AND HUMAN RESOURCES COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION
EXECUTIVE COMPENSATION
AUDIT COMMITTEE PRE-APPROVAL POLICY
AUDIT COMMITTEE REPORT
INDEPENDENT REGISTERED PUBLIC ACCOUNTANTS
CHARITABLE CONTRIBUTIONS
SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE
TRANSACTIONS WITH RELATED PERSONS, PROMOTERS AND CERTAIN CONTROL PERSONS
PROPOSAL 2 APPROVAL OF COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS
PROPOSAL 3 RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTANTS
FUTURE STOCKHOLDER PROPOSALS
OTHER MATTERS
Annex A Energy Industry Survey Data TOWERS WATSON 2013 CDB Energy Services Executive Compensation Survey Report—U.S